EXHIBIT 99.1.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Morgan Stanley:

We have audited the accompanying consolidated statements of financial condition of Morgan Stanley and subsidiaries (the “Company”) as of fiscal years ended November 30, 2003 and 2002, and the related consolidated statements of income, comprehensive income, cash flows and changes in shareholders’ equity for each of the three fiscal years in the period ended November 30, 2003. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the consolidated financial position of Morgan Stanley and subsidiaries at fiscal years ended November 30, 2003 and 2002, and the consolidated results of their operations and their cash flows for each of the three fiscal years in the period ended November 30, 2003, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 14, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation,” as amended by SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure, an amendment of FASB Statement No. 123,” in 2003.

New York, New York

February 23, 2004 (October 27, 2004 as to the effects of discontinued operations discussed in Note 26)

1

MORGAN STANLEY

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in millions, except share data)

	November 30, 2003	November 30, 2002
Assets
Cash and cash equivalents	$29,692	$29,212
Cash and securities deposited with clearing organizations or segregated under federal and other regulations (including securities at fair value of $18,957 in 2003 and $27,721 in 2002)	28,526	38,411
Financial instruments owned (approximately $73 billion and $71 billion were pledged to various parties in 2003 and 2002, respectively):
U.S. government and agency securities	24,133	32,474
Other sovereign government obligations	21,592	27,694
Corporate and other debt	80,594	55,254
Corporate equities	29,984	21,996
Derivative contracts	44,652	35,615
Physical commodities	671	355
Securities purchased under agreements to resell	78,205	76,910
Securities received as collateral	27,278	12,200
Securities borrowed	153,813	130,404
Receivables:
Consumer loans (net of allowances of $1,002 in 2003 and $928 in 2002)	19,382	23,014
Customers, net	37,321	22,262
Brokers, dealers and clearing organizations	5,563	2,250
Fees, interest and other	4,349	4,892
Office facilities, at cost (less accumulated depreciation of $2,506 in 2003 and $2,206 in 2002)	2,433	2,270
Aircraft under operating leases (less accumulated depreciation of $984 in 2003 and $730 in 2002)	4,407	4,849
Goodwill	1,514	1,449
Other assets	8,734	7,988

Total assets	$602,843	$529,499

2

MORGAN STANLEY

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION—(Continued)

(dollars in millions, except share data)

	November 30, 2003	November 30, 2002
Liabilities and Shareholders’ Equity
Commercial paper and other short-term borrowings	$28,386	$50,789
Deposits	12,839	13,757
Financial instruments sold, not yet purchased:
U.S. government and agency securities	17,072	13,235
Other sovereign government obligations	17,505	11,679
Corporate and other debt	10,141	12,240
Corporate equities	25,615	18,320
Derivative contracts	36,242	28,985
Physical commodities	4,873	1,833
Securities sold under agreements to repurchase	147,618	136,463
Obligation to return securities received as collateral	27,278	12,200
Securities loaned	64,375	43,229
Payables:
Customers	96,794	88,229
Brokers, dealers and clearing organizations	5,706	4,610
Interest and dividends	2,138	3,363
Other liabilities and accrued expenses	12,918	12,245
Long-term borrowings	65,600	55,161

	575,100	506,338

Capital Units	66	66

Preferred securities subject to mandatory redemption	2,810	1,210

Commitments and contingencies
Shareholders’ equity:
Common stock, $0.01 par value;
Shares authorized: 3,500,000,000 in 2003 and 2002; Shares issued: 1,211,699,552 in 2003 and 1,211,685,904 in 2002; Shares outstanding: 1,084,696,446 in 2003 and 1,081,417,377 in 2002	12	12
Paid-in capital	4,028	3,678
Retained earnings	28,038	25,250
Employee stock trust	3,008	3,003
Accumulated other comprehensive income (loss)	(156)	(251)

Subtotal	34,930	31,692
Note receivable related to ESOP	(4)	(13)
Common stock held in treasury, at cost, $0.01 par value; 127,003,106 shares in 2003 and 130,268,527 shares in 2002	(6,766)	(7,176)
Common stock issued to employee trust	(2,420)	(2,618)
Unearned stock-based compensation	(873)	—

Total shareholders’ equity	24,867	21,885

Total liabilities and shareholders’ equity	$602,843	$529,499

See Notes to Consolidated Financial Statements.

3

MORGAN STANLEY

CONSOLIDATED STATEMENTS OF INCOME

(dollars in millions, except share and per share data)

	Fiscal Year
	2003	2002	2001
Revenues:
Investment banking	$2,440	$2,478	$3,413
Principal transactions:
Trading	6,138	2,730	5,503
Investments	86	(31)	(316)
Commissions	2,970	3,278	3,159
Fees:
Asset management, distribution and administration	3,706	3,932	4,205
Merchant and cardmember	1,379	1,420	1,349
Servicing	2,015	2,080	1,888
Interest and dividends	15,744	15,879	24,132
Other	448	658	526

Total revenues	34,926	32,424	43,859
Interest expense	12,802	11,961	20,720
Provision for consumer loan losses	1,267	1,336	1,052

Net revenues	20,857	19,127	22,087

Non-interest expenses:
Compensation and benefits	8,545	7,940	9,376
Occupancy and equipment	794	825	881
Brokerage, clearing and exchange fees	838	779	712
Information processing and communications	1,288	1,375	1,455
Marketing and business development	967	1,105	1,249
Professional services	1,135	1,094	1,299
Other	1,485	1,036	1,437
Restructuring and other charges	—	235	—

Total non-interest expenses	15,052	14,389	16,409

Income from continuing operations before losses from unconsolidated investees, income taxes, dividends on preferred securities subject to mandatory redemption and cumulative effect of accounting change	5,805	4,738	5,678
Losses from unconsolidated investees	279	77	30
Provision for income taxes	1,563	1,575	2,022
Dividends on preferred securities subject to mandatory redemption	154	87	50

Income from continuing operations before cumulative effect of accounting change	3,809	2,999	3,576
Discontinued operations:
Loss/(gain) from discontinued operations	38	18	(6)
Income tax (benefit)/provision	(16)	(7)	2

Loss/(gain) on discontinued operations	22	11	(4)

Income before cumulative effect of accounting change	3,787	2,988	3,580
Cumulative effect of accounting change	—	—	(59)

Net income	$3,787	$2,988	$3,521

Preferred stock dividend requirements	$—	$—	$32

Earnings applicable to common shares	$3,787	$2,988	$3,489

Basic earnings per common share:
Income from continuing operations before cumulative effect of accounting change	$3.54	$2.77	$3.26
Loss from discontinued operations	(0.02)	(0.01)	—
Cumulative effect of accounting change	—	—	(0.05)

Basic earnings per share	$3.52	$2.76	$3.21

Diluted earnings per common share:
Income from continuing operations before cumulative effect of accounting change	$3.47	$2.70	$3.16
Loss from discontinued operations	(0.02)	(0.01)	—
Cumulative effect of accounting change	—	—	(0.05)

Diluted earnings per common share	$3.45	$2.69	$3.11

Average common shares outstanding:
Basic	1,076,754,740	1,083,270,783	1,086,121,508

Diluted	1,099,117,972	1,109,637,953	1,121,764,086

See Notes to Consolidated Financial Statements.

4

MORGAN STANLEY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(dollars in millions)

	Fiscal Year
	2003	2002	2001
Net income	$3,787	$2,988	$3,521
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment	78	30	(59)
Cumulative effect of accounting change	—	—	(13)
Net change in cash flow hedges	26	—	(99)
Minimum pension liability adjustment	(9)	(19)	—

Comprehensive income	$3,882	$2,999	$3,350

See Notes to Consolidated Financial Statements.

5

MORGAN STANLEY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(dollars in millions)

	Fiscal Year
	2003	2002	2001
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,787	$2,988	$3,521
Loss/(gain) on discontinued operations	22	11	(4)

Income from continuing operations	3,809	2,999	3,517
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Non-cash charges (credits) included in net income:
Cumulative effect of accounting change	—	—	59
Aircraft-related charges	288	70	80
Gain on sale of building and sale of self-directed online brokerage accounts	—	(125)	—
Deferred income taxes	205	55	(427)
Compensation payable in common stock and options	309	400	653
Depreciation and amortization	619	766	715
Provision for consumer loan losses	1,267	1,336	1,052
Restructuring and other charges	—	235	—
Changes in assets and liabilities:
Cash and securities deposited with clearing organizations or segregated under federal and other regulations	9,885	7,915	2,311
Financial instruments owned, net of financial instruments sold, not yet purchased	(4,256)	(15,380)	(16,288)
Securities borrowed, net of securities loaned	(2,263)	(3,193)	(13,962)
Receivables and other assets	(16,347)	5,321	(3,603)
Payables and other liabilities	8,839	(5,412)	718

Net cash provided by (used for) operating activities	2,355	(5,013)	(25,175)

CASH FLOWS FROM INVESTING ACTIVITIES
Net (payments for) proceeds from:
Office facilities and aircraft under operating leases	(603)	(1,124)	(1,998)
Purchase of Quilter Holdings Limited, net of cash acquired	—	—	(183)
Net principal disbursed on consumer loans	(8,498)	(11,447)	(7,479)
Sale of self-directed online brokerage accounts	—	98	—
Sales of consumer loans	10,864	6,777	9,148
Sale of office building	—	—	709

Net cash provided by (used for) investing activities	1,763	(5,696)	197

CASH FLOWS FROM FINANCING ACTIVITIES
Net (payments for) proceeds from:
Short-term borrowings	(22,403)	17,947	5,088
Securities sold under agreements to repurchase, net of securities purchased under agreements to resell and certain derivatives financing activities	10,360	(8,524)	21,839
Deposits	(918)	1,481	346
Net proceeds from:
Issuance of common stock	222	179	197
Issuance of put options	—	6	5
Issuance of long-term borrowings	21,486	11,043	18,498
Issuance of Preferred securities subject to mandatory redemption	2,000	—	810
Payments for:
Repayments of long-term borrowings	(12,641)	(6,472)	(11,201)
Redemption of Preferred securities subject to mandatory redemption	(400)	—	—
Redemption of cumulative preferred stock	—	(345)	(200)
Redemption of Capital Units	—	—	(4)
Repurchases of common stock	(350)	(990)	(1,583)
Cash dividends	(994)	(1,000)	(1,040)

Net cash (used for) provided by financing activities	(3,638)	13,325	32,755

Net increase in cash and cash equivalents	480	2,616	7,777
Cash and cash equivalents, at beginning of period	29,212	26,596	18,819

Cash and cash equivalents, at end of period	$29,692	$29,212	$26,596

See Notes to Consolidated Financial Statements.

6

MORGAN STANLEY

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(dollars in millions)

	Preferred Stock	Common Stock	Paid-in Capital	Retained Earnings	Employee Stock Trust	Accumulated Other Comprehensive Income (Loss)	Note Receivable Related to ESOP	Common Stock Held in Treasury at Cost	Common Stock Issued to Employee Trust	Unearned Stock-Based Compensation	Total
BALANCE AT NOVEMBER 30, 2000	$545	$12	$3,377	$20,802	$3,042	$(91)	$(44)	$(6,024)	$(2,348)	$—	$19,271
Net income	—	—	—	3,521	—	—	—	—	—	—	3,521
Dividends	—	—	—	(1,053)	—	—	—	—	—	—	(1,053)
Redemption of 7¾% Cumulative Preferred Stock	(200)	—	—	—	—	—	—	—	—	—	(200)
Issuance of common stock	—	—	(926)	—	—	—	—	1,123	—	—	197
Issuance of put options	—	—	5	—	—	—	—	—	—	—	5
Exercise of put options	—	—	(12)	—	—	—	—	12	—	—	—
Repurchases of common stock	—	—	—	—	—	—	—	(1,583)	—	—	(1,583)
Compensation payable in common stock	—	—	666	—	44	—	13	96	(166)	—	653
Tax benefits associated with stock-based awards	—	—	460	—	—	—	—	—	—	—	460
Employee tax withholdings and other	—	—	175	—	—	—	—	(559)	—	—	(384)
Cumulative effect of accounting change and net change in cash flow hedges	—	—	—	—	—	(112)	—	—	—	—	(112)
Translation adjustments	—	—	—	—	—	(59)	—	—	—	—	(59)

BALANCE AT NOVEMBER 30, 2001	345	12	3,745	23,270	3,086	(262)	(31)	(6,935)	(2,514)	—	20,716
Net income	—	—	—	2,988	—	—	—	—	—	—	2,988
Dividends	—	—	—	(1,008)	—	—	—	—	—	—	(1,008)
Redemption of Cumulative Preferred Stock	(345)	—	—	—	—	—	—	—	—	—	(345)
Issuance of common stock	—	—	(868)	—	—	—	—	1,047	—	—	179
Issuance of put options	—	—	6	—	—	—	—	—	—	—	6
Exercise of put options	—	—	(5)	—	—	—	—	5	—	—	—
Repurchases of common stock	—	—	—	—	—	—	—	(990)	—	—	(990)
Compensation payable in common stock	—	—	486	—	(83)	—	18	83	(104)	—	400
Tax benefits associated with stock-based awards	—	—	282	—	—	—	—	—	—	—	282
Employee tax withholdings and other	—	—	32	—	—	—	—	(386)	—	—	(354)
Minimum pension liability adjustment	—	—	—	—	—	(19)	—	—	—	—	(19)
Translation adjustments	—	—	—	—	—	30	—	—	—	—	30

BALANCE AT NOVEMBER 30, 2002	—	12	3,678	25,250	3,003	(251)	(13)	(7,176)	(2,618)	—	21,885
Net income	—	—	—	3,787	—	—	—	—	—	—	3,787
Dividends	—	—	—	(999)	—	—	—	—	—	—	(999)
Issuance of common stock	—	—	(977)	—	—	—	—	1,199	—	—	222
Repurchases of common stock	—	—	—	—	—	—	—	(350)	—	—	(350)
Compensation payable in common stock and options	—	—	923	—	5	—	16	40	198	(873)	309
Tax benefits associated with stock-based awards	—	—	333	—	—	—	—	—	—	—	333
Employee tax withholdings and other	—	—	71	—	—	—	(7)	(479)	—	—	(415)
Net change in cash flow hedges	—	—	—	—	—	26	—	—	—	—	26
Minimum pension liability adjustment	—	—	—	—	—	(9)	—	—	—	—	(9)
Translation adjustments	—	—	—	—	—	78	—	—	—	—	78

BALANCE AT NOVEMBER 30, 2003	$—	$12	$4,028	$28,038	$3,008	$(156)	$(4)	$(6,766)	$(2,420)	$(873)	$24,867

See Notes to Consolidated Financial Statements.

7

MORGAN STANLEY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Introduction and Basis of Presentation.

The Company. Morgan Stanley (the “Company”) is a global financial services firm that maintains leading market positions in each of its business segments—Institutional Securities, Individual Investor Group, Investment Management and Credit Services. The Company’s Institutional Securities business includes securities underwriting and distribution; financial advisory services, including advice on mergers and acquisitions, restructurings, real estate and project finance; sales, trading, financing and market-making activities in equity securities and related products and fixed income securities and related products, including foreign exchange and commodities; principal investing and aircraft financing activities. The Company’s Individual Investor Group business provides comprehensive financial planning and investment advisory services designed to accommodate individual investment goals and risk profiles. The Company’s Investment Management business provides global asset management products and services for individual and institutional investors through three principal distribution channels: a proprietary channel consisting of the Company’s financial advisors and investment representatives; a non-proprietary channel consisting of third-party broker-dealers, banks, financial planners and other intermediaries; and the Company’s institutional channel. The Company’s private equity activities also are included within the Investment Management business segment. The Company’s Credit Services business offers Discover®-branded cards and other consumer finance products and services and includes the operation of Discover Business Services, a network of merchant and cash access locations primarily in the U.S.

Basis of Financial Information. The consolidated financial statements for the 12 months ended November 30, 2003 (“fiscal 2003”), November 30, 2002 (“fiscal 2002”) and November 30, 2001 (“fiscal 2001”) are prepared in accordance with accounting principles generally accepted in the U.S., which require the Company to make estimates and assumptions regarding the valuations of certain financial instruments, consumer loan loss levels, the outcome of litigation, and other matters that affect the consolidated financial statements and related disclosures. The Company believes that the estimates utilized in the preparation of the consolidated financial statements are prudent and reasonable. Actual results could differ materially from these estimates.

The consolidated financial statements include the accounts of the Company, its wholly owned subsidiaries and other entities in which the Company has a controlling financial interest. The Company’s policy is to consolidate all entities in which it owns more than 50% of the outstanding voting stock unless it does not control the entity. In accordance with Financial Accounting Standards Board (“FASB”) Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46”), for variable interests obtained after January 31, 2003, the Company also consolidates any variable interest entities for which it is the primary beneficiary (see Note 19). For investments in companies in which the Company has significant influence over operating and financial decisions (generally defined as owning a voting or economic interest of 20% to 50%), the Company applies the equity method of accounting. In those cases where the Company’s investment is less than 20% and significant influence does not exist, such investments are carried at cost.

The Company’s U.S. and international subsidiaries include Morgan Stanley & Co. Incorporated (“MS&Co.”), Morgan Stanley & Co. International Limited (“MSIL”), Morgan Stanley Japan Limited (“MSJL”), Morgan Stanley DW Inc. (“MSDWI”), Morgan Stanley Investment Advisors Inc. and NOVUS Credit Services Inc.

Certain reclassifications have been made to prior-year amounts to conform to the current year’s presentation. All material intercompany balances and transactions have been eliminated.

Discontinued Operations. Revenues and expenses associated with certain aircraft designated as “held for sale” have been classified as discontinued operations for all periods presented in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” See Note 26 for additional discussion of discontinued operations.

2. Summary of Significant Accounting Policies.

Consolidated Statements of Cash Flows. For purposes of these statements, cash and cash equivalents consist of cash and highly liquid investments not held for resale with maturities, when purchased, of three months or less.

During fiscal 2003, in accordance with SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities,” the Company modified its classification within the consolidated statement of cash flows of the activity associated with certain derivative financial instruments. The activity related to derivative financial instruments entered into or modified after June 30, 2003 and that have been determined to contain a financing element at inception where the Company is deemed the borrower is now included within “Cash flows from financing activities.” Prior to July 1, 2003, the activity associated with such derivative financial instruments is included within “Cash flows from operating activities.”

In connection with the fiscal 2001 purchase of Quilter Holdings Limited (“Quilter”), the Company issued approximately $37 million of notes payable, including approximately $13 million of notes that are convertible into common shares of the Company.

8

MORGAN STANLEY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Consumer Loans. Consumer loans, which consist primarily of general purpose credit card, mortgage and consumer installment loans, are reported at their principal amounts outstanding less applicable allowances. Interest on consumer loans is recorded to income as earned.

Interest is accrued on credit card loans until the date of charge-off, which generally occurs at the end of the month during which an account becomes 180 days past due, except in the case of bankruptcies, deceased cardmembers and fraudulent transactions, where loans are charged off earlier. The interest portion of charged-off credit card loans is written off against interest revenue. Origination costs related to the issuance of credit cards are charged to earnings over periods not exceeding 12 months.

Allowance for Consumer Loan Losses. The allowance for consumer loan losses is a significant estimate that represents management’s estimate of probable losses inherent in the consumer loan portfolio. The allowance for consumer loan losses is primarily applicable to the owned homogeneous consumer credit card loan portfolio that is evaluated quarterly for adequacy and is established through a charge to the provision for consumer loan losses.

In calculating the allowance for consumer loan losses, the Company uses a systematic and consistently applied approach. The Company regularly performs a migration analysis (a technique used to estimate the likelihood that a consumer loan will progress through the various stages of delinquency and ultimately charge-off) of delinquent and current consumer credit card accounts in order to determine the appropriate level of the allowance for consumer loan losses. The migration analysis considers uncollectible principal, interest and fees reflected in consumer loans. In addition, the Company estimates the losses inherent in the consumer loan portfolio based on coverage of a rolling average of historical credit losses. In evaluating the adequacy of the allowance for consumer loan losses, management also considers factors that may impact future credit loss experience, including current economic conditions, recent trends in delinquencies and bankruptcy filings, account collection management, policy changes, account seasoning, loan volume and amounts, payment rates and forecasting uncertainties. A provision for consumer loan losses is charged against earnings to maintain the allowance for consumer loan losses at an appropriate level.

Financial Instruments Used for Trading and Investment. Financial instruments owned and Financial instruments sold, not yet purchased, which include cash and derivative products, are recorded at fair value in the consolidated statements of financial condition, and gains and losses are reflected in principal trading revenues in the consolidated statements of income. Loans and lending commitments associated with the Company’s lending activities also are recorded at fair value. Fair value is the amount at which financial instruments could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.

The price transparency of the particular product will determine the degree of judgment involved in determining the fair value of the Company’s financial instruments. Price transparency is affected by a wide variety of factors, including, for example, the type of product, whether it is a new product and not yet established in the marketplace, and the characteristics particular to the transaction. Products for which actively quoted prices or pricing parameters are available or for which fair value is derived from actively quoted prices or pricing parameters will generally have a higher degree of price transparency than products that are thinly traded or not quoted that generally have reduced to no price transparency.

A substantial percentage of the fair value of the Company’s Financial instruments owned and Financial instruments sold, not yet purchased is based on observable market prices, observable market parameters, or is derived from such prices or parameters. The availability of observable market prices and pricing parameters can vary from product to product. Where available, observable market prices and pricing parameters in a product (or a related product) may be used to derive a price without requiring significant judgment. In certain markets, observable market prices or market parameters are not available for all products, and fair value is determined using techniques appropriate for each particular product. These analyses involve some degree of judgment.

The fair value of over-the-counter (“OTC”) derivative contracts is derived primarily from pricing models, which may require multiple market input parameters. In the absence of observable market prices or parameters in an active market, observable prices or parameters of other comparable current market transactions, or other observable data supporting a fair value based on a pricing model at the inception of a contract, fair value is based on the transaction price. The Company also uses pricing models to manage the risks introduced by OTC derivatives. The term “model” typically refers to a mathematical calculation methodology based on accepted financial theories. Depending on the product and the terms of the transaction, the fair value of OTC derivative products can be modeled using a series of techniques, including closed form analytic formulae, such as the Black-Scholes option pricing model, simulation models or a combination thereof, applied consistently. In the case of more established derivative products, the pricing models used by the Company are widely accepted by the financial services industry. Pricing models take into account the contract terms, including the maturity, as well as observable market parameters such as interest rates, volatility and the creditworthiness of the counterparty.

9

MORGAN STANLEY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Interest and dividend revenue and interest expense arising from financial instruments used in trading activities are reflected in the consolidated statements of income as interest and dividend revenue or interest expense. Purchases and sales of financial instruments as well as commission revenues and related expenses are recorded in the accounts on trade date. Unrealized gains and losses arising from the Company’s dealings in OTC financial instruments, including derivative contracts related to financial instruments and commodities, are presented in the accompanying consolidated statements of financial condition on a net-by-counterparty basis, when appropriate.

Equity securities purchased in connection with private equity and other principal investment activities initially are carried in the consolidated financial statements at their original costs, which approximate fair value. The carrying value of such equity securities is adjusted when changes in the underlying fair values are readily ascertainable, generally as evidenced by observable market prices or transactions that directly affect the value of such equity securities. Downward adjustments relating to such equity securities are made in the event that the Company determines that the fair value is less than the carrying value. The Company’s partnership interests, including general partnership and limited partnership interests in real estate funds, are included within Other assets in the Company’s consolidated statements of financial condition and are recorded at fair value based upon changes in the fair value of the underlying partnership’s net assets.

Financial Instruments Used for Asset and Liability Management. The Company enters into various derivative financial instruments for non-trading purposes. These instruments are included within Financial instruments owned—derivative contracts or Financial instruments sold, not yet purchased—derivative contracts within the consolidated statements of financial condition and include interest rate swaps, foreign currency swaps, equity swaps and foreign exchange forwards. The Company uses interest rate and currency swaps and equity derivatives to manage interest rate, currency and equity price risk arising from certain liabilities. The Company also utilizes interest rate swaps to match the repricing characteristics of consumer loans with those of the borrowings that fund these loans. Certain of these derivative financial instruments are designated and qualify as fair value hedges and cash flow hedges in accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended.

The Company’s designated fair value hedges consist primarily of hedges of fixed rate borrowings, including fixed rate borrowings that fund consumer loans. The Company’s designated cash flow hedges consist primarily of hedges of floating rate borrowings in connection with its aircraft financing business. In general, interest rate exposure in this business arises to the extent that the interest obligations associated with debt used to finance the Company’s aircraft portfolio do not correlate with the aircraft rental payments received by the Company. The Company’s objective is to manage the exposure created by its floating interest rate obligations given that future lease rates on new leases may not be repriced at levels that fully reflect changes in market interest rates. The Company utilizes interest rate swaps to minimize the risk created by its longer-term floating rate interest obligations and measures that risk by reference to the duration of those obligations and the expected sensitivity of future lease rates to future market interest rates.

For qualifying fair value hedges, the changes in the fair value of the derivative and the gain or loss on the hedged asset or liability relating to the risk being hedged are recorded currently in earnings. These amounts are recorded in interest expense and provide offset of one another. For qualifying cash flow hedges, the changes in the fair value of the derivatives are recorded in Accumulated other comprehensive income (loss) in shareholders’ equity, net of tax effects, and amounts in Accumulated other comprehensive income (loss) are reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. The Company estimates that approximately $38 million of the unrealized loss recognized in Accumulated other comprehensive income (loss) as of November 30, 2003 will be reclassified into earnings within the next 12 months. Ineffectiveness relating to fair value and cash flow hedges, if any, is recorded within interest expense. The impact of hedge ineffectiveness on the Company’s consolidated statements of income was not material for all periods presented.

The Company also utilizes foreign exchange forward contracts to manage the currency exposure relating to its net monetary investments in non-U.S. dollar functional currency operations. The gain or loss from revaluing these contracts is deferred and reported within Accumulated other comprehensive income in shareholders’ equity, net of tax effects, with the related unrealized amounts due from or to counterparties included in Financial instruments owned or Financial instruments sold, not yet purchased. The interest elements (forward points) on these foreign exchange forward contracts are recorded in earnings.

In fiscal 2001, the Company recorded an after-tax charge to net income from the cumulative effect of the adoption of SFAS No. 133, as amended, of $59 million and an after-tax decrease to Accumulated other comprehensive income of $13 million.

Office Facilities. Office facilities are stated at cost less accumulated depreciation and amortization. Depreciation and amortization of buildings, leasehold improvements, furniture, fixtures and equipment are provided principally by the straight-line method over the

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

estimated useful life of the asset. Estimates of useful lives are as follows: buildings—39 years; furniture and fixtures—7 years; and computer and communications equipment—3 to 5 years. Leasehold improvements are amortized over the lesser of the estimated useful life of the asset or, where applicable, the remaining term of the lease, but generally not exceeding 15 years.

Aircraft under Operating Leases. Aircraft under operating leases that are to be held and used are stated at cost less accumulated depreciation and impairment charges. Depreciation is calculated on a straight-line basis over the estimated useful life of the aircraft asset, which is generally 25 years from the date of manufacture. In accordance with SFAS No. 144, the Company’s aircraft that are to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of the aircraft may not be recoverable. Under SFAS No. 144, the carrying value of an aircraft may not be recoverable if its projected undiscounted cash flows are less than its carrying value. If an aircraft’s projected undiscounted cash flows are less than its carrying value, the Company will recognize an impairment charge equal to the excess of the carrying value over the fair value of the aircraft. The fair value of the Company’s impaired aircraft is based upon the average market appraisal values obtained from independent appraisal companies. Estimates of future cash flows associated with the aircraft assets as well as the appraisals of fair value are critical to the determination of whether an impairment exists and the amount of the impairment charge, if any (see Note 18 to the consolidated financial statements).

Aircraft under operating leases that fulfill the criteria to be classified as held for sale in accordance with SFAS No. 144 are stated at the lower of carrying value (i.e. cost less accumulated depreciation and impairment charges) or fair value less estimated cost to sell. After an aircraft is designated as held for sale, no further depreciation expense is recorded. The Company would recognize a charge for any initial or subsequent write-down to fair value less estimated cost to sell (see Notes 18 and 26 to the consolidated financial statements). A gain would be recognized for any subsequent increase in fair value less cost to sell, but not in excess of the cumulative loss previously recognized (for a write-down to fair value less cost to sell). A gain or loss not previously recognized that results from the sale of an aircraft would be recognized at the date of sale.

Revenue from aircraft under operating leases is recognized on a straight-line basis over the lease term. Certain lease contracts may require the lessee to make separate payments for flight hours and passenger miles flown. In such instances, the Company recognizes these other revenues as they are earned in accordance with the terms of the applicable lease contract.

Investment Banking. Underwriting revenues and fees for mergers, acquisitions and advisory assignments are recorded when services for the transactions are determined to be completed, generally as set forth under the terms of the engagement. Transaction-related expenses, primarily consisting of legal, travel and other costs directly associated with the transaction, are deferred to match revenue recognition. Underwriting revenues are presented net of related expenses. Non-reimbursed expenses associated with advisory transactions are recorded within Non-interest expenses.

Income Taxes. Income tax expense is provided for using the asset and liability method, under which deferred tax assets and liabilities are determined based upon the temporary differences between the financial statement and income tax bases of assets and liabilities, using currently enacted tax rates.

Earnings per Share. The Company computes earnings per share (“EPS”) in accordance with SFAS No. 128, “Earnings per Share.” “Basic EPS” is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. “Diluted EPS” reflects the assumed conversion of all dilutive securities (see Note 10).

Cardmember Rewards. Cardmember rewards include various reward programs, including the Cashback Bonus® award program, pursuant to which the Company pays certain cardmembers a percentage of their purchase amounts based upon a cardmember’s level and type of purchases. The liability for cardmember rewards, included in Other liabilities and accrued expenses, is accrued at the time that qualified cardmember transactions occur and is calculated on an individual cardmember basis. In determining the liability for cardmember rewards, the Company considers estimated forfeitures based on historical account closure, charge-off and transaction activity. In accordance with Emerging Issues Task Force (“EITF”) Issue No. 00-22, “Accounting for ‘Points’ and Certain Other Time-Based or Volume-Based Sales Incentive Offers, and Offers for Free Products or Services to Be Delivered in the Future,” the Company records its Cashback Bonus award program as a reduction of Merchant and cardmember fees.

Stock-Based Compensation. Effective December 1, 2002, the Company adopted SFAS No. 123, “Accounting for Stock-Based Compensation,” as amended by SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure, an amendment of FASB Statement No. 123,” using the prospective adoption method. The Company now records compensation expense based upon the fair value of stock-based awards (both deferred stock and stock options). In prior years, the Company accounted for its stock-based awards under the intrinsic value approach in accordance with Accounting Principles Board (“APB”) Opinion No. 25 (“APB 25”), “Accounting for Stock Issued to Employees.” Under the approach in APB 25 and the terms of the Company’s plans in prior years, the Company recognized compensation expense for deferred stock awards in the year of grant; however, no compensation expense was generally recognized for stock option grants.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Translation of Foreign Currencies. Assets and liabilities of operations having non-U.S. dollar functional currencies are translated at year-end rates of exchange, and income statement accounts are translated at weighted average rates of exchange for the year. In accordance with SFAS No. 52, “Foreign Currency Translation,” gains or losses resulting from translating foreign currency financial statements, net of hedge gains or losses and related tax effects, are reflected in Accumulated other comprehensive income (loss), a separate component of shareholders’ equity. Gains or losses resulting from foreign currency transactions are included in net income.

Goodwill. Effective December 1, 2001, the Company adopted SFAS No. 142, “Goodwill and Other Intangible Assets.” SFAS No. 142 does not permit the amortization of goodwill and indefinite-lived assets. Instead, these assets must be reviewed annually (or more frequently under certain conditions) for impairment. Prior to the Company’s adoption of SFAS No. 142, goodwill was amortized on a straight-line basis over periods from five to 40 years but generally not exceeding 25 years.

Investments in Unconsolidated Investees. The Company invests in unconsolidated investees that own synthetic fuel production plants. The Company accounts for these investments under the equity method. The Company’s share of the operating losses generated by these investments is recorded within Losses from unconsolidated investees, and the tax credits and the tax benefits associated with these operating losses are recorded within the Company’s Provision for income taxes.

Deferred Compensation Arrangements. In accordance with EITF Issue No. 97-14, “Accounting for Deferred Compensation Arrangements Where Amounts Earned Are Held in a Rabbi Trust and Invested,” assets of rabbi trusts are to be consolidated with those of the employer, and the value of the employer’s stock held in rabbi trusts should be classified in shareholders’ equity and generally accounted for in a manner similar to treasury stock. The Company, therefore, has included its obligations under certain deferred compensation plans in Employee stock trust. Shares that the Company has issued to its rabbi trusts are recorded in Common stock issued to employee trust. Both Employee stock trust and Common stock issued to employee trust are components of shareholders’ equity. The Company recognizes the original amount of deferred compensation (fair value of the deferred stock award at the date of grant—see Note 14) as the basis for recognition in Employee stock trust and Common stock issued to employee trust. Consistent with EITF Issue No. 97-14, changes in the fair value of amounts owed to employees are not recognized as the Company’s deferred compensation plans do not permit diversification and must be settled by the delivery of a fixed number of shares of the Company’s common stock. The amount recorded in Employee stock trust is only higher than the amount in Common stock issued to employee trust at fiscal year-end because the transfer of the shares to the rabbi trusts occurs subsequent to fiscal year-end.

Software Costs. In accordance with American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use,” certain costs incurred in connection with internal-use software projects are capitalized and amortized over the expected useful life of the asset.

Securitization Activities. The Company engages in securitization activities related to commercial and residential mortgage loans, corporate bonds and loans, U.S. agency collateralized mortgage obligations, municipal bonds, credit card loans and other types of financial assets (see Notes 4 and 5). The Company may retain interests in the securitized financial assets as one or more tranches of the securitization, undivided seller’s interests, accrued interest receivable subordinate to investors’ interests (see Note 5), cash collateral accounts, servicing rights, and rights to any excess cash flows remaining after payments to investors in the securitization trusts of their contractual rate of return and reimbursement of credit losses. The exposure to credit losses from securitized loans is limited to the Company’s retained contingent risk, which represents the Company’s retained interest in securitized loans, including any credit enhancement provided. The gain or loss on the sale of financial assets depends in part on the previous carrying amount of the assets involved in the transfer, and each subsequent transfer in revolving structures, allocated between the assets sold and the retained interests based upon their respective fair values at the date of sale. To obtain fair values, observable market prices are used if available. However, observable market prices are generally not available for retained interests, so the Company estimates fair value based on the present value of expected future cash flows using its best estimates of the key assumptions, including forecasted credit losses, payment rates, forward yield curves and discount rates commensurate with the risks involved. The present value of future net servicing revenues that the Company estimates it will receive over the term of the securitized loans is recognized in income as the loans are securitized. A corresponding asset also is recorded and then amortized as a charge to income over the term of the securitized loans, with actual net servicing revenues continuing to be recognized in income as they are earned.

3. Goodwill.

The Company adopted the provisions of SFAS No. 142 and therefore discontinued the amortization of goodwill effective December 1, 2001. During fiscal 2003 and fiscal 2002, the Company completed the annual goodwill impairment test (as of December 1 in each year) that is required by SFAS No. 142. The Company’s testing did not indicate any goodwill impairment and therefore did not have an effect on the Company’s consolidated financial condition or results of operations.

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MORGAN STANLEY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table presents a reconciliation of reported net income and earnings per share to the amounts adjusted for the exclusion of goodwill amortization, net of the related income tax effect:

	Fiscal 2003	Fiscal 2002	Fiscal 2001
	(dollars in millions, except per share amounts)
Net income:
Income before cumulative effect of accounting change	$3,787	$2,988	$3,580
Add: Goodwill amortization, net of tax	—	—	81

	3,787	2,988	3,661
Cumulative effect of accounting change	—	—	(59)

Adjusted	$3,787	$2,988	$3,602

Basic earnings per common share:
Basic before cumulative effect of accounting change	$3.52	$2.76	$3.26
Add: Goodwill amortization, net of tax	—	—	0.07

	3.52	2.76	3.33
Cumulative effect of accounting change	—	—	(0.05)

Adjusted	$3.52	$2.76	$3.28

Diluted earnings per common share:
Diluted before cumulative effect of accounting change	$3.45	$2.69	$3.16
Add: Goodwill amortization, net of tax	—	—	0.07

	3.45	2.69	3.23
Cumulative effect of accounting change	—	—	(0.05)

Adjusted	$3.45	$2.69	$3.18

Changes in the carrying amount of the Company’s goodwill for fiscal 2003 and fiscal 2002 were as follows:

	Institutional Securities	Individual Investor Group	Investment Management	Total
	(dollars in millions)
Balance as of November 30, 2001	$4	$467	$967	$1,438
Translation adjustments	—	11	—	11

Balance as of November 30, 2002	4	478	967	1,449
Translation adjustments	—	61	—	61
Other	4	—	—	4

Balance as of November 30, 2003	$8	$539	$967	$1,514

4. Securities Financing and Securitization Transactions.

Securities purchased under agreements to resell (“reverse repurchase agreements”) and Securities sold under agreements to repurchase (“repurchase agreements”), principally government and agency securities, are treated as financing transactions and are carried at the amounts at which the securities subsequently will be resold or reacquired as specified in the respective agreements;

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MORGAN STANLEY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

such amounts include accrued interest. Reverse repurchase agreements and repurchase agreements are presented on a net-by-counterparty basis, when appropriate. The Company’s policy is to take possession of securities purchased under agreements to resell. Securities borrowed and Securities loaned also are treated as financing transactions and are carried at the amounts of cash collateral advanced and received in connection with the transactions.

The Company pledges its financial instruments owned to collateralize repurchase agreements and other securities financings. Pledged securities that can be sold or repledged by the secured party are identified as Financial instruments owned (pledged to various parties) on the consolidated statements of financial condition. The carrying value and classification of securities owned by the Company that have been loaned or pledged to counterparties where those counterparties do not have the right to sell or repledge the collateral were as follows:

	At Nov. 30, 2003	At Nov. 30, 2002
	(dollars in millions)
Financial instruments owned:
U.S. government and agency securities	$5,717	$9,144
Other sovereign government obligations	164	83
Corporate and other debt	12,089	9,026
Corporate equities	3,477	1,849

Total	$21,447	$20,102

The Company enters into reverse repurchase agreements, repurchase agreements, securities borrowed and securities loaned transactions to, among other things, finance the Company’s inventory positions, acquire securities to cover short positions and settle other securities obligations and to accommodate customers’ needs. The Company also engages in securities financing transactions for customers through margin lending. Under these agreements and transactions, the Company either receives or provides collateral, including U.S. government and agency securities, other sovereign government obligations, corporate and other debt, and corporate equities. The Company receives collateral in the form of securities in connection with reverse repurchase agreements, securities borrowed transactions and customer margin loans. In many cases, the Company is permitted to sell or repledge these securities held as collateral and use the securities to secure repurchase agreements, to enter into securities lending transactions or for delivery to counterparties to cover short positions. At November 30, 2003 and November 30, 2002, the fair value of securities received as collateral where the Company is permitted to sell or repledge the securities was $511 billion and $376 billion, respectively, and the fair value of the portion that has been sold or repledged was $462 billion and $344 billion, respectively.

The Company manages credit exposure arising from reverse repurchase agreements, repurchase agreements, securities borrowed and securities loaned transactions by, in appropriate circumstances, entering into master netting agreements and collateral arrangements with counterparties that provide the Company, in the event of a customer default, the right to liquidate collateral and the right to offset a counterparty’s rights and obligations. The Company also monitors the fair value of the underlying securities as compared with the related receivable or payable, including accrued interest, and, as necessary, requests additional collateral to ensure such transactions are adequately collateralized. Where deemed appropriate, the Company’s agreements with third parties specify its rights to request additional collateral. Customer receivables generated from margin lending activity are collateralized by customer-owned securities held by the Company. For these transactions, adherence to the Company’s collateral policies significantly limit the Company’s credit exposure in the event of customer default. The Company may request additional margin collateral from customers, if appropriate, and if necessary may sell securities that have not been paid for or purchase securities sold but not delivered from customers.

In connection with its Institutional Securities business, the Company engages in securitization activities related to commercial and residential mortgage loans, U.S. agency collateralized mortgage obligations, corporate bonds and loans, municipal bonds and other types of financial assets. These assets are carried at fair value, and any changes in fair value are recognized in the consolidated statements of income. The Company may act as underwriter of the beneficial interests issued by securitization vehicles. Underwriting net revenues are recognized in connection with these transactions. The Company may retain interests in the securitized financial assets as one or more tranches of the securitization. These retained interests are included in the consolidated statements of financial condition at fair value. Any changes in the fair value of such retained interests are recognized in the consolidated statements of income. Retained interests in securitized financial assets associated with the Company’s Institutional Securities business were approximately $2.4 billion at November 30, 2003, the majority of which were related to U.S. agency collateralized mortgage obligation, commercial mortgage loan and residential mortgage loan securitization transactions. Net gains at the time of securitization were approximately $160 million in fiscal 2003. The assumptions that the Company used to determine the fair value of its retained interests at the time of securitization related to those transactions that

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

occurred during fiscal 2003 were not materially different from the assumptions included in the table below. Additionally, as indicated in the table below, the Company’s exposure to credit losses related to these retained interests was not material to the Company’s results of operations.

The following table presents information on the Company’s U.S. agency collateralized mortgage obligation, commercial mortgage loan and residential mortgage loan securitization transactions. Key economic assumptions and the sensitivity of the current fair value of the retained interests to immediate 10% and 20% adverse changes in those assumptions at November 30, 2003 were as follows (dollars in millions):

	U.S. Agency Collateralized Mortgage Obligations	Commercial Mortgage Loans	Residential Mortgage Loans
Retained interests (carrying amount/fair value)	$1,149	$537	$432
Weighted average life (in months)	74	68	19
Credit losses (rate per annum)	—	0.38-11.35%	0.20-23.45%
Impact on fair value of 10% adverse change	—	$(1)	$(30)
Impact on fair value of 20% adverse change	—	$(2)	$(56)
Weighted average discount rate (rate per annum)	7.35%	5.02%	21.18%
Impact on fair value of 10% adverse change	$(33)	$(3)	$(11)
Impact on fair value of 20% adverse change	$(64)	$(6)	$(21)
Prepayment speed assumption	183-517PSA	—	357-1200PSA
Impact on fair value of 10% adverse change	$(15)	—	$(20)
Impact on fair value of 20% adverse change	$(28)	—	$(20)

The table above does not include the offsetting benefit of any financial instruments that the Company may utilize to hedge risks inherent in its retained interests. In addition, the sensitivity analysis is hypothetical and should be used with caution. Changes in fair value based on a 10% or 20% variation in an assumption generally cannot be extrapolated because the relationship of the change in the assumption to the change in fair value may not be linear. Also, the effect of a variation in a particular assumption on the fair value of the retained interests is calculated independent of changes in any other assumption; in practice, changes in one factor may result in changes in another, which might magnify or counteract the sensitivities. In addition, the sensitivity analysis does not consider any corrective action that the Company may take to mitigate the impact of any adverse changes in the key assumptions.

In connection with its Institutional Securities business, during fiscal 2003 and fiscal 2002 the Company received proceeds from new securitization transactions of $70 billion and $43 billion, respectively, and cash flows from retained interests in securitization transactions of $4.3 billion and $0.9 billion, respectively.

5. Consumer Loans.

Consumer loans were as follows:

	At Nov. 30, 2003	At Nov. 30, 2002
	(dollars in millions)
General purpose credit card, mortgage and consumer installment	$20,384	$23,942
Less:
Allowance for consumer loan losses	1,002	928

Consumer loans, net	$19,382	$23,014

Activity in the allowance for consumer loan losses was as follows:

	Fiscal 2003	Fiscal 2002	Fiscal 2001
	(dollars in millions)
Balance at beginning of period	$928	$847	$783
Additions:
Provision for consumer loan losses	1,267	1,336	1,052
Deductions:
Charge-offs	1,304	1,355	1,086
Recoveries	(111)	(100)	(98)

Net charge-offs	1,193	1,255	988

Balance at end of period	$1,002	$928	$847

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MORGAN STANLEY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Interest accrued on general purpose credit card loans subsequently charged off, recorded as a reduction of interest revenue, was $269 million, $229 million and $172 million in fiscal 2003, fiscal 2002 and fiscal 2001, respectively. Cardmember fees accrued on general purpose credit card loans subsequently charged off, recorded as a reduction to merchant and cardmember fee revenue, was $176 million, $165 million and $142 million in fiscal 2003, fiscal 2002 and fiscal 2001, respectively.

At November 30, 2003, the Company had commitments to extend credit for consumer loans of approximately $263 billion. Such commitments arise primarily from agreements with customers for unused lines of credit on certain credit cards, provided there is no violation of conditions established in the related agreement. These commitments, substantially all of which the Company can terminate at any time and which do not necessarily represent future cash requirements, are periodically reviewed based on account usage and customer creditworthiness.

At November 30, 2003 and November 30, 2002, $4,170 million and $5,421 million, respectively, of the Company’s consumer loans had minimum contractual maturities of less than one year. Because of the uncertainty regarding consumer loan repayment patterns, which historically have been higher than contractually required minimum payments, this amount may not necessarily be indicative of the Company’s actual consumer loan repayments.

The Company received net proceeds from consumer loan sales of $10,864 million, $6,777 million and $9,148 million in fiscal 2003, fiscal 2002 and fiscal 2001, respectively.

The Company’s domestic consumer loan portfolio, including securitized loans, is geographically diverse, with a distribution approximating that of the population of the U.S.

Credit Card Securitization Activities. The Company’s retained interests in credit card asset securitizations include undivided seller’s interests, cash collateral accounts, servicing rights and rights to any excess cash flows (“Residual Interests”) remaining after payments to investors in the securitization trusts of their contractual rate of return and reimbursement of credit losses. The undivided seller’s interests less an applicable allowance for loan losses is recorded in Consumer loans. The Company’s undivided seller’s interests rank pari passu with investors’ interests in the securitization trusts, and the remaining retained interests are subordinate to investors’ interests. The cash collateral accounts are recorded in Other assets. The Company receives annual servicing fees of 2% of the investor principal balance outstanding. The Company does not recognize servicing assets or servicing liabilities for servicing rights since the servicing contracts provide only adequate compensation (as defined in SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”) to the Company for performing the servicing.

Residual Interests are recorded in Other assets and classified as trading and reflected at fair value with changes in fair value recorded currently in earnings. On December 4, 2002, the Federal Deposit Insurance Corporation (the “FDIC”), in conjunction with other bank regulatory agencies, issued guidance, Interagency Advisory on the Accounting Treatment of Accrued Interest Receivable Related to Credit Card Securitizations, for the purpose of clarifying the treatment of accrued interest and fees (“accrued interest receivable”) on securitized credit card receivables as a subordinated retained interest for accounting purposes. At November 30, 2003, the accrued interest receivable was $0.6 billion and is recorded in Other assets. Including this accrued interest receivable amount, at November 30, 2003 the Company had $9.3 billion of retained interests, including $6.2 billion of undivided seller’s interests, in credit card asset securitizations. The retained interests are subject to credit, payment and interest rate risks on the transferred credit card assets. The investors and the securitization trusts have no recourse to the Company’s other assets for failure of cardmembers to pay when due.

During fiscal 2003, the Company completed credit card asset securitizations of $5.7 billion and recognized net securitization gains of $30 million as servicing fees in the Company’s consolidated statements of income. The uncollected balances of securitized general purpose credit card loans were $29.4 billion and $29.0 billion at November 30, 2003 and November 30, 2002, respectively.

Key economic assumptions used in measuring the Residual Interests at the date of securitization resulting from credit card asset securitizations completed during fiscal 2003 were as follows:

Weighted average life (in months)	5.6-7.1
Payment rate (rate per month)	14.89-18.00%
Credit losses (rate per annum)	3.86-6.90%
Discount rate (rate per annum)	14.00%

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MORGAN STANLEY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Key economic assumptions and the sensitivity of the current fair value of the Residual Interests to immediate 10% and 20% adverse changes in those assumptions were as follows (dollars in millions):

At Nov. 30, 2003
Residual Interests (carrying amount/fair value)	$257
Weighted average life (in months)	5.8
Weighted average payment rate (rate per month)	17.98%
Impact on fair value of 10% adverse change	$(17)
Impact on fair value of 20% adverse change	$(32)
Weighted average credit losses (rate per annum)	6.88%
Impact on fair value of 10% adverse change	$(77)
Impact on fair value of 20% adverse change	$(152)
Weighted average discount rate (rate per annum)	14.00%
Impact on fair value of 10% adverse change	$(3)
Impact on fair value of 20% adverse change	$(5)

The sensitivity analysis in the table above is hypothetical and should be used with caution. Changes in fair value based on a 10% or 20% variation in an assumption generally cannot be extrapolated because the relationship of the change in the assumption to the change in fair value may not be linear. Also, the effect of a variation in a particular assumption on the fair value of the Residual Interests is calculated independent of changes in any other assumption; in practice, changes in one factor may result in changes in another (for example, increases in market interest rates may result in lower payments and increased credit losses), which might magnify or counteract the sensitivities. In addition, the sensitivity analysis does not consider any corrective action that the Company may take to mitigate the impact of any adverse changes in the key assumptions.

The table below summarizes certain cash flows received from the securitization master trusts (dollars in billions):

	Fiscal 2003	Fiscal 2002	Fiscal 2001
Proceeds from new credit card asset securitizations	$5.7	$3.6	$7.3
Proceeds from collections reinvested in previous credit card asset securitizations	$60.3	$53.3	$50.7
Contractual servicing fees received	$0.6	$0.6	$0.6
Cash flows received from retained interests	$1.7	$1.9	$1.6

The table below presents quantitative information about delinquencies, net credit losses and components of managed general purpose credit card loans, including securitized loans (dollars in billions):

	At Nov. 30, 2003		Fiscal 2003
	Loans Outstanding	Loans Delinquent	Average Loans	Net Principal Credit Losses
Managed general purpose credit card loans	$48.3	$2.9	$50.9	$3.4
Less: Securitized general purpose credit card loans	29.4

Owned general purpose credit card loans	$18.9

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MORGAN STANLEY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

6. Deposits.

Deposits were as follows:

	At Nov. 30, 2003	At Nov. 30, 2002
	(dollars in millions)
Demand, passbook and money market accounts	$1,264	$1,441
Consumer certificate accounts	1,192	1,428
$100,000 minimum certificate accounts	10,383	10,888

Total	$12,839	$13,757

The weighted average interest rates of interest bearing deposits outstanding during fiscal 2003 and fiscal 2002 were 4.9% and 5.5%, respectively.

At November 30, 2003, certificate accounts maturing over the next five years were as follows:

Fiscal Year	(dollars in millions)
2004	$4,373
2005	3,428
2006	1,969
2007	1,095
2008	239

7. Short-Term Borrowings.

At November 30, 2003 and November 30, 2002, commercial paper of $20,608 million and $35,596 million, respectively, with weighted average interest rates of 1.2% and 1.7%, respectively, was outstanding. During fiscal 2003 and fiscal 2002, the average amount of commercial paper outstanding was approximately $28,246 million and $30,300 million, respectively.

At November 30, 2003 and November 30, 2002, other short-term borrowings of $7,778 million and $15,193 million, respectively, were outstanding. These borrowings included bank loans, Federal Funds and bank notes. During fiscal 2003 and fiscal 2002, the average amount of other short-term borrowings outstanding was approximately $11,127 million and $10,600 million, respectively.

The Company, through one of its subsidiaries, maintains several committed credit facilities to support the collateralized commercial mortgage whole loan business. The financial institutions provided an aggregate of $4.5 billion in financing at November 30, 2003.

The Company maintains a senior revolving credit agreement with a group of banks to support general liquidity needs, including the issuance of commercial paper, which consists of two separate tranches: a U.S. dollar tranche with the Company as borrower and a Japanese yen tranche with MSJL as borrower and the Company as guarantor. Under this combined facility (the “MS-MSJL Facility”), the banks are committed to provide up to $5.5 billion under the U.S. dollar tranche and 70 billion Japanese yen under the Japanese yen tranche. At November 30, 2003, the Company had a $10.6 billion surplus shareholders’ equity as compared with the MS-MSJL Facility’s covenant requirement.

The Company maintains a master collateral facility that enables MS&Co., one of the Company’s U.S. broker-dealer subsidiaries, to pledge certain collateral to secure loan arrangements, letters of credit and other financial accommodations (the “MS&Co. Facility”). As part of the MS&Co. Facility, MS&Co. also maintains a secured committed credit agreement with a group of banks that are parties to the master collateral facility under which such banks are committed to provide up to $1.8 billion. At November 30, 2003, MS&Co. had a $2.5 billion surplus consolidated stockholder’s equity and a $1.6 billion surplus Net Capital, each as defined in the MS&Co. Facility and as compared with the MS&Co. Facility’s covenant requirements.

The Company also maintains a revolving credit facility that enables MSIL, the Company’s London-based broker-dealer subsidiary, to obtain committed funding from a syndicate of banks (the “MSIL Facility”) by providing a broad range of collateral under repurchase agreements for a secured repo facility and a Company guarantee for an unsecured facility. The syndicate of banks is committed to provide up to an aggregate of $1.5 billion, available in six major currencies. At November 30, 2003, MSIL had a $1.2 billion surplus Shareholder’s Equity and a $1.9 billion surplus Financial Resources, each as defined in the MSIL Facility and as compared with the MSIL Facility’s covenant requirements.

The Company anticipates that it may utilize the MS-MSJL Facility, the MS&Co. Facility or the MSIL Facility (the “Credit Facilities”) for short-term funding from time to time. The Company does not believe that any of the covenant requirements in any of its Credit Facilities will impair its ability to obtain funding under the Credit Facilities, to pay its current level of dividends, or to secure loan arrangements, letters of credit or other financial accommodations. At November 30, 2003, no borrowings were outstanding under any of the Credit Facilities.

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The Company and its subsidiaries also maintain a series of committed bilateral credit facilities to support general liquidity needs. These facilities are expected to be drawn from time to time to cover short-term funding needs.

8. Long-Term Borrowings.

Maturities and Terms. Long-term borrowings at fiscal year-end consisted of the following:

	U.S. Dollar			Non-U.S. Dollar(1)			At November 30,
	Fixed Rate	Floating Rate(2)	Index/ Equity Linked	Fixed Rate	Floating Rate(2)	Index/ Equity Linked	2003 Total(3)	2002 Total(3)
	(dollars in millions)
Due in fiscal 2003	$—	$—	$—	$—	$—	$—	$—	$12,386
Due in fiscal 2004	2,843	4,526	874	681	1,388	262	10,574	11,758
Due in fiscal 2005	3,220	4,998	558	2,651	327	138	11,892	6,417
Due in fiscal 2006	4,118	2,484	131	2,896	88	193	9,910	7,127
Due in fiscal 2007	4,214	350	21	70	629	167	5,451	5,026
Due in fiscal 2008	1,595	749	59	710	797	275	4,185	378
Thereafter	15,388	126	1,101	5,956	90	927	23,588	12,069

Total	$31,378	$13,233	$2,744	$12,964	$3,319	$1,962	$65,600	$55,161

Weighted average coupon at fiscal year-end	6.4%	1.3%	n/a	4.4%	2.4%	n/a	4.6%	4.9%

(1)	Weighted average coupon was calculated utilizing non-U.S. dollar interest rates.
(2)	U.S. dollar contractual floating rate borrowings bear interest based on a variety of money market indices, including London Interbank Offered Rates (“LIBOR”) and Federal Funds rates. Non-U.S. dollar contractual floating rate borrowings bear interest based on euro floating rates.
(3)	Amounts include an increase of approximately $1,442 million at November 30, 2003 and $1,564 million at November 30, 2002 to the carrying amount of certain of the Company’s long-term borrowings associated with fair value hedges under SFAS No. 133.

Medium-Term Notes. Included in the table above are medium-term notes of $18,319 million and $17,592 million at November 30, 2003 and November 30, 2002, respectively. The weighted average interest rate on all medium-term notes was 2.1% in fiscal 2003 and 2.6% in fiscal 2002. Maturities of these notes range from fiscal 2004 through fiscal 2029.

Structured Borrowings. U.S. dollar index/equity linked borrowings include various structured instruments whose payments and redemption values are linked to the performance of a specific index (e.g., Standard & Poor’s 500), a basket of stocks or a specific equity security. To minimize the exposure resulting from movements in the underlying equity position or index, the Company has entered into various equity swap contracts and purchased options that effectively convert the borrowing costs into floating rates based upon LIBOR. These instruments are included in the preceding table at their redemption values based on the performance of the underlying indices, baskets of stocks or specific equity securities. The Company accounts for its structured borrowings as having an embedded derivative. The equity swaps and purchased options are derivatives and are accounted for at fair value in accordance with SFAS No. 133. The changes in the fair value of the embedded derivatives in the Company’s structured borrowings are included in interest expense.

Other Borrowings. Included in the Company’s long-term borrowings are subordinated notes (including the notes issued by MS&Co. discussed below) of $586 million and $663 million at November 30, 2003 and November 30, 2002, respectively. In both periods, the weighted average interest rate on these subordinated notes was 7.3%. Maturities of the subordinated notes range from fiscal 2004 to fiscal 2016.

Certain of the Company’s long-term borrowings are redeemable prior to maturity at the option of the holder. These notes contain certain provisions which effectively enable noteholders to put the notes back to the Company and, therefore, are scheduled in the foregoing table to mature in fiscal 2004 through fiscal 2009. The stated maturities of these notes, which aggregate $4,527 million, are from fiscal 2004 to fiscal 2032.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

At November 30, 2003, MS&Co., a U.S. broker-dealer subsidiary of the Company, had outstanding $243 million of 8.51% fixed rate subordinated Series B notes, $82 million of 7.28% fixed rate subordinated Series E notes and $25 million of 7.82% fixed rate subordinated Series F notes. These notes had maturities from fiscal 2005 to fiscal 2016. The terms of such notes contain restrictive covenants that require, among other things, that MS&Co. maintain specified levels of Consolidated Tangible Net Worth and Net Capital, each as defined.

Asset and Liability Management. In general, securities inventories not financed by secured funding sources and the majority of current assets are financed with a combination of short-term funding, floating rate long-term debt or fixed rate long-term debt swapped to a floating rate. Fixed assets are financed with fixed rate long-term debt. Both fixed rate and floating rate long-term debt (in addition to sources of funds accessed directly by the Company’s Credit Services business) are used to finance the Company’s consumer loan portfolio. The Company uses interest rate swaps to more closely match the duration of these borrowings to the duration of the assets being funded and to manage interest rate risk. These swaps effectively convert certain of the Company’s fixed rate borrowings into floating rate obligations. In addition, for non-U.S. dollar currency borrowings that are not used to fund assets in the same currency, the Company has entered into currency swaps that effectively convert the borrowings into U.S. dollar obligations. The Company’s use of swaps for asset and liability management affected its effective average borrowing rate as follows:

	Fiscal 2003	Fiscal 2002	Fiscal 2001
Weighted average coupon of long-term borrowings at fiscal year-end(1)	4.6%	4.9%	4.9%

Effective average borrowing rate for long-term borrowings after swaps at fiscal year-end(1)	2.4%	2.9%	3.0%

(1)	Included in the weighted average and effective average calculations are non-U.S. dollar interest rates.

Cash paid for interest for the Company’s borrowings and deposits approximated the related interest expense in fiscal 2003, fiscal 2002 and fiscal 2001.

9. Commitments and Contingencies.

Office Facilities. The Company has non-cancelable operating leases covering office space and equipment. At November 30, 2003, future minimum rental commitments under such leases (net of subleases, principally on office rentals) were as follows:

Fiscal Year	(dollars in millions)
2004	$490
2005	487
2006	439
2007	372
2008	312
Thereafter	2,502

Occupancy lease agreements, in addition to base rentals, generally provide for rent and operating expense escalations resulting from increased assessments for real estate taxes and other charges. Total rent expense, net of sublease rental income, was $415 million, $438 million and $423 million in fiscal 2003, fiscal 2002 and fiscal 2001, respectively.

In fiscal 2002, the Company purchased an office facility in Westchester County, New York and incurred costs of approximately $55 million, including the purchase price. During fiscal 2003, the Company incurred additional costs of approximately $120 million. The Company expects to incur additional project costs of approximately $135 million in fiscal 2004. The Company intends to complete the project and occupy the building in fiscal 2004.

Letters of Credit. At November 30, 2003 and November 30, 2002, the Company had approximately $7.7 billion and $3.6 billion, respectively, of letters of credit outstanding to satisfy various collateral requirements.

Aircraft. At November 30, 2003, the Company had contracted to receive the following minimum rentals under non-cancelable operating leases in connection with its aircraft financing activities:

Fiscal Year	(dollars in millions)
2004	$406
2005	310
2006	214
2007	156
2008	115
Thereafter	684

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Securities Activities. In connection with certain of its business activities, the Company provides to corporate clients, on a selective basis, through subsidiaries (including Morgan Stanley Bank), loans or lending commitments, including bridge financing. The borrowers may be rated investment grade or non-investment grade. These loans and commitments have varying terms, may be senior or subordinated, are generally contingent upon representations, warranties and contractual conditions applicable to the borrower, and may be syndicated or traded by the Company. At November 30, 2003 and November 30, 2002, the aggregate value of investment grade loans and positions was $1.0 billion and $1.3 billion, respectively, and the aggregate value of non-investment grade loans and positions was $0.7 billion and $1.2 billion, respectively. At November 30, 2003 and November 30, 2002, the Company’s aggregate investment grade lending commitments were $14.2 billion and $13.8 billion, respectively, and its aggregate non-investment grade lending commitments were $1.9 billion and $1.3 billion, respectively. In connection with these business activities (which include the loans and positions and lending commitments), the Company had hedges with a notional amount of $5.5 billion at November 30, 2003 and $4.4 billion at November 30, 2002.

Financial instruments sold, not yet purchased represent obligations of the Company to deliver specified financial instruments at contracted prices, thereby creating commitments to purchase the financial instruments in the market at prevailing prices. Consequently, the Company’s ultimate obligation to satisfy the sale of financial instruments sold, not yet purchased may exceed the amounts recognized in the consolidated statements of financial condition.

The Company has commitments to fund other less liquid investments, including at November 30, 2003, $467 million in connection with its private equity and other principal investment activities. Additionally, the Company has provided and will continue to provide financing, including margin lending and other extensions of credit to clients that may subject the Company to increased credit and liquidity risks.

At November 30, 2003, the Company had commitments to enter into reverse repurchase and repurchase agreements of approximately $45 billion and $30 billion, respectively.

Legal. In the normal course of business, the Company has been named, from time to time, as a defendant in various legal actions, including arbitrations, class actions and other litigation, arising in connection with its activities as a global diversified financial services institution. Certain of the legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. The Company also is involved, from time to time, in investigations and proceedings by governmental and self-regulatory agencies, certain of which may result in adverse judgments, fines or penalties. The number of these investigations and proceedings has increased in recent years with regard to many firms, including the Company. In some cases, the issuers that would otherwise be the primary defendants in such cases are bankrupt or otherwise in financial distress.

In view of the inherent difficulty of predicting the outcome of such matters, particularly in cases in which claimants seek substantial or indeterminate damages, the Company cannot predict with certainty the eventual loss or range of loss related to such matters. The Company is contesting liability and/or the amount of damages in each pending matter and believes, based on current knowledge and after consultation with counsel, that the outcome of each matter will not have a material adverse effect on the consolidated financial condition of the Company, although the outcome could be material to the Company’s operating results for a particular future period, depending on, among other things, the level of the Company’s income for such period.

On November 17, 2003, MSDWI consented, without admitting or denying the findings, to the entry of an order (the “Order”) by the Securities and Exchange Commission (the “SEC”) that resolved the SEC’s and the National Association of Securities Dealers, Inc.’s (the “NASD”) investigations into certain practices relating to MSDWI’s offer and sale of certain mutual funds from January 1, 2000 to the date of the Order. Pursuant to the Order, MSDWI will: (a) distribute for the benefit of certain customers who purchased shares of mutual funds through MSDWI pursuant to the marketing arrangements between MSDWI and certain mutual fund complexes the amount of $50 million; (b) place on its website disclosures relating to certain marketing programs pursuant to which it offered and sold certain mutual funds; (c) prepare a Mutual Fund Bill of Rights that discloses, among other things, the differences in fees and expenses associated with the purchase of different classes of proprietary mutual fund shares; (d) prepare a plan by which certain customers’ proprietary Class B shares can be converted to Class A shares; (e) retain an independent consultant to review, among other things, the adequacy of MSDWI’s disclosures with respect to such marketing programs and other matters in connection with MSDWI’s offer and sale of shares of mutual funds and compliance with the Order;

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MORGAN STANLEY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

and (f) adopt the recommendations of the independent consultant. The number of purchase transactions of Class B shares that will be eligible to convert shares is approximately 8,000. The ultimate financial impact on MSDWI of these conversions will depend on many variables, including the number of eligible purchasers who elect to convert to Class A shares (which involve different fees) and the terms of the conversion (which shall not be unacceptable to the independent consultant).

On April 28, 2003, the Company, along with nine other financial services firms operating in the U.S., reached a final settlement with the SEC, the New York State Attorney General’s Office, the New York Stock Exchange, Inc. (the “NYSE”), the NASD and the North American Securities Administrators Association (on behalf of state securities regulators) to resolve their investigations relating to alleged research conflicts of interest. Without admitting or denying allegations with respect to violations of certain rules of the NYSE and NASD relating to investment research activities (there were no allegations of fraud or federal securities law violations made against the Company), the Company entered into consents and other documentation pursuant to which the Company agreed, among other things, to (1) pay $25 million as a penalty, (2) pay $25 million as disgorgement of commissions and other monies, (3) provide $75 million over five years to make available independent third-party research to clients, (4) adopt internal practices and procedures that will further enhance steps it has taken to ensure research analyst integrity and promote investor confidence and (5) be permanently restrained and enjoined from violating certain rules of the NYSE and NASD relating to investment research activities. In connection with the final settlement, the Company also voluntarily agreed to adopt restrictions on the allocation of shares in initial public offerings to certain corporate executives and directors. The settlement has been approved by the SEC, the NYSE, the NASD, the U.S. District Court for the Southern District of New York (the “SDNY”) and almost all states and was entered as a court-ordered injunction in the SDNY on October 31, 2003.

10. Earnings per Share.

Earnings per share were calculated as follows (in millions, except for per share data):

	Fiscal 2003	Fiscal 2002	Fiscal 2001
Basic EPS:
Income from continuing operations before cumulative effect of accounting change	$3,809	$2,999	$3,576
Loss/(gain) on discontinued operations	22	11	(4)
Cumulative effect of accounting change	—	—	59
Preferred stock dividend requirements	—	—	32

Net income applicable to common shareholders	$3,787	$2,988	$3,489

Weighted average common shares outstanding	1,077	1,083	1,086

Basic earnings per common share:
Income from continuing operations before cumulative effect of accounting change	$3.54	$2.77	$3.26
Loss from discontinued operations	(0.02)	(0.01)	—
Cumulative effect of accounting change	—	—	(0.05)

Basic EPS	$3.52	$2.76	$3.21

	Fiscal 2003	Fiscal 2002	Fiscal 2001
Diluted EPS:
Income from continuing operations before cumulative effect of accounting change	$3,809	$2,999	$3,576
Loss/(gain) on discontinued operations	22	11	(4)
Cumulative effect of accounting change	—	—	59
Preferred stock dividend requirements	—	—	32

Net income applicable to common shareholders	$3,787	$2,988	$3,489

Weighted average common shares outstanding	1,077	1,083	1,086
Effect of dilutive securities:
Stock options	21	26	35
Convertible debt	1	1	1

Weighted average common shares outstanding and common stock equivalents	1,099	1,110	1,122

Diluted earnings per common share:
Income from continuing operations before cumulative effect of accounting change	$3.47	$2.70	$3.16
Loss from discontinued operations	(0.02)	(0.01)	—
Cumulative effect of accounting change	—	—	(0.05)

Diluted EPS	$3.45	$2.69	$3.11

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MORGAN STANLEY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

At November 30, 2003 and November 30, 2002, there were approximately 60 million and 65 million stock options outstanding, respectively, that were considered antidilutive and therefore excluded from the computation of diluted EPS.

11. Sales and Trading Activities.

The Company’s institutional sales and trading activities are conducted through the integrated management of its client-driven and proprietary transactions along with the hedging and financing of these positions. While sales and trading activities are generated by client order flow, the Company also takes proprietary positions based on expectations of future market movements and conditions.

The Company’s trading portfolios are managed with a view toward the risk and profitability of the portfolios. The following discussions of risk management, market risk, credit risk, concentration risk and customer activities relate to the Company’s sales and trading activities.

Risk Management. Risk management at the Company is a multi-faceted process with independent oversight that requires constant communication, judgment and knowledge of specialized products and markets. The Company’s senior management takes an active role in the risk management process and has developed policies and procedures that require specific administrative and business functions to assist in the identification, assessment and control of various risks. In recognition of the increasingly varied and complex nature of the global financial services business, the Company’s risk management policies, procedures and methodologies are evolutionary in nature and are subject to ongoing review and modification.

The Management Committee, composed of the Company’s most senior officers, establishes the Company’s overall risk management policies and reviews its performance relative to these policies. The Management Committee has authorized the Securities Risk Committee to assist in monitoring and reviewing risk management practices of the Company’s Institutional Securities business. The Securities Risk Committee has created subcommittees that report on specific risk management matters associated with the Institutional Securities business. In addition, the Company’s other business areas have established committees to manage and monitor specific risks. These committees and subcommittees review the risk monitoring and risk management policies and procedures relating to the Company’s market and credit risk profile, sales practices, reputation, legal enforceability, and operational and technology risks. Representation on these committees by senior management of both the business units and the relevant independent control functions helps ensure that risk policies and procedures, exceptions to risk limits, new products and business ventures, and transactions with risk elements undergo a thorough review.

The Market Risk, Credit, Controllers, Treasury, and Law Departments, which are all independent of the Company’s business units, assist senior management and the risk committees in monitoring and controlling the Company’s risk profile. The Market Risk and Credit Departments have operational responsibility for measuring and monitoring aggregate market risk and credit risk, respectively, with respect to the Company’s institutional trading activities and are responsible for risk policy development, risk analysis and risk reporting to senior management and the risk committees. In addition, the Internal Audit Department, which reports to senior management and the Company’s Audit Committee, periodically examines and evaluates the Company’s operations and control environment. The Company is committed to employing qualified personnel with appropriate expertise in each of its various administrative and business areas to implement effectively the Company’s risk management and monitoring systems and processes.

Market Risk. Market risk refers to the risk that a change in the level of one or more market prices, rates, indices, implied volatilities (the price volatility of the underlying instrument imputed from option prices), correlations or other market factors, such as liquidity, will result in losses for a position or portfolio.

The Company manages the market risk associated with its trading activities on a Company-wide basis, on a worldwide trading division level and on an individual product basis. Aggregate market risk limits have been approved for the Company and for its major trading divisions worldwide (equity and fixed income, which includes interest rate products, credit products, foreign exchange and commodities). Additional market risk limits are assigned to trading desks and, as appropriate, products and regions. Trading division risk managers, desk risk managers, traders and the Market Risk Department monitor market risk measures against limits in accordance with policies set by senior management.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Market Risk Department independently reviews the Company’s trading portfolios on a regular basis from a market risk perspective utilizing Value-at-Risk and other quantitative and qualitative risk measures and analyses. The Company’s trading businesses and the Market Risk Department also use, as appropriate, measures such as sensitivity to changes in interest rates, prices, implied volatilities and time decay to monitor and report market risk exposures. Stress testing, which measures the impact on the value of existing portfolios of specified changes in market factors for certain products, is performed periodically and is reviewed by trading division risk managers, desk risk managers and the Market Risk Department. The Market Risk Department also conducts scenario analysis, which estimates the Company’s revenue sensitivity to a series of specific predefined market and geopolitical events. Reports summarizing material risk exposures are produced by the Market Risk Department and are disseminated to senior management, including the Management Committee and the Securities Risk Committee.

Credit Risk. Credit risk is the risk of loss to the Company arising from possible borrower or counterparty default on a contractual financial commitment. Credit risk arising in connection with the Company’s Institutional Securities activities is managed by the Credit Department and various business lines, within parameters set by the Company’s senior management. Credit risk management takes place at transaction, obligor and portfolio levels. At the transaction level, the Company seeks to mitigate credit risk through management of key risk elements such as size, tenor, seniority and collateral. At the obligor level, the Company makes use of: credit syndication, assignment and sale; netting agreements and collateral arrangements; and derivatives and other financial instruments. In addition, the Credit Department periodically reviews the financial soundness of obligors of the Company. For portfolios of credit exposure, the Company, as appropriate, assesses credit risk concentrations and purchases portfolio credit hedges.

The Company has credit guidelines that limit current and potential credit exposure to any one borrower or counterparty and to aggregates of borrowers or counterparties by type of business activity. The Credit Department administers these limits and monitors and reports credit exposure relative to limits.

Concentration Risk. The Company is subject to concentration risk by holding large positions in certain types of securities or commitments to purchase securities of a single issuer, including sovereign governments and other entities, issuers located in a particular country or geographic area, public and private issuers involving developing countries, or issuers engaged in a particular industry. Financial instruments owned by the Company include U.S. government and agency securities and securities issued by other sovereign governments (principally Japan, Italy, France and Germany), which, in the aggregate, represented approximately 8% of the Company’s total assets at November 30, 2003. In addition, substantially all of the collateral held by the Company for resale agreements or bonds borrowed, which together represented approximately 23% of the Company’s total assets at November 30, 2003, consist of securities issued by the U.S. government, federal agencies or other sovereign government obligations. Positions taken and commitments made by the Company, including positions taken and underwriting and financing commitments made in connection with its private equity, principal investment and lending activities, often involve substantial amounts and significant exposure to individual issuers and businesses, including non-investment grade issuers. The Company seeks to limit concentration risk through the use of the systems and procedures described in the preceding discussions of risk management, market risk and credit risk.

Customer Activities. The Company’s customer activities involve the execution, settlement and financing of various securities and commodities transactions on behalf of customers. Customer securities activities are transacted on either a cash or margin basis. Customer commodities activities, which include the execution of customer transactions in commodity futures transactions (including options on futures), are transacted on a margin basis.

The Company’s customer activities may expose it to off-balance sheet credit risk. The Company may have to purchase or sell financial instruments at prevailing market prices in the event of the failure of a customer to settle a trade on its original terms or in the event cash and securities in customer margin accounts are not sufficient to fully cover customer losses. The Company seeks to control the risks associated with customer activities by requiring customers to maintain margin collateral in compliance with various regulations and Company policies.

Derivative Contracts. The amounts in the following table represent unrealized gains and losses on exchange traded and OTC options and other contracts (including interest rate, foreign exchange, and other forward contracts and swaps) for derivatives used by the Company for trading and investment and for asset and liability management, net of offsetting positions in situations where netting is appropriate. The asset amounts are not reported net of collateral, which the Company obtains with respect to certain of these transactions to reduce its exposure to credit losses.

Credit risk with respect to derivative instruments arises from the failure of a counterparty to perform according to the terms of the contract. The Company’s exposure to credit risk at any point in time is represented by the fair value of the contracts reported as assets. The Company monitors the creditworthiness of counterparties to these transactions on an ongoing basis and requests additional collateral when deemed necessary. The Company believes the ultimate settlement of the transactions outstanding at November 30, 2003 will not have a material effect on the Company’s financial condition.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company’s derivatives (both listed and OTC) at November 30, 2003 and November 30, 2002 are summarized in the table below, showing the fair value of the related assets and liabilities by product:

	At November 30, 2003		At November 30, 2002
	Assets	Liabilities	Assets	Liabilities
	(dollars in millions)
Interest rate and currency swaps and options, credit derivatives and other fixed income securities contracts	$27,280	$18,950	$25,456	$18,225
Foreign exchange forward contracts and options	5,964	5,561	2,308	2,508
Equity securities contracts (including equity swaps, warrants and options)	4,503	5,781	3,933	4,472
Commodity forwards, options and swaps	6,905	5,950	3,918	3,780

Total	$44,652	$36,242	$35,615	$28,985

12. Capital Units and Preferred Securities Subject to Mandatory Redemption.

The Company has Capital Units outstanding that were issued by the Company and Morgan Stanley Finance plc (“MSF”), a U.K. subsidiary. A Capital Unit consists of (a) a Subordinated Debenture of MSF guaranteed by the Company and maturing in 2017 and (b) a related Purchase Contract issued by the Company, which may be accelerated by the Company, requiring the holder to purchase one Depositary Share representing shares of the Company’s Cumulative Preferred Stock. The aggregate amount of Capital Units outstanding was $66 million at November 30, 2003 and November 30, 2002, respectively.

Preferred Securities Subject to Mandatory Redemption (also referred to as “Capital Securities” herein) represent preferred minority interests in certain of the Company’s subsidiaries. Accordingly, dividends paid on Preferred Securities Subject to Mandatory Redemption are presented as a deduction to after-tax income (similar to minority interests in the income of subsidiaries) in the Company’s consolidated statements of income.

Morgan Stanley Capital Trust II (“Capital Trust II”), Morgan Stanley Capital Trust III (“Capital Trust III”), Morgan Stanley Capital Trust IV (“Capital Trust IV”) and Morgan Stanley Capital Trust V (“Capital Trust V”) are consolidated Delaware statutory trusts (all of the common securities of which are owned by the Company) and have Capital Securities outstanding. The trusts invested the proceeds of the Capital Securities offerings and the proceeds from the sale of common securities to the Company in junior subordinated deferrable interest debentures issued by the Company, the terms of which parallel the terms of the Capital Securities. The Capital Securities are fully and unconditionally guaranteed by the Company, based on the Company’s combined obligations under a guarantee, a trust agreement and a junior subordinated debt indenture.

During fiscal 2003, Capital Trust III issued $880 million of 6.25% Capital Securities (the “Capital Securities III”), Capital Trust IV issued $620 million of 6.25% Capital Securities (the “Capital Securities IV”) and Capital Trust V issued $500 million of 5.75% Capital Securities (the “Capital Securities V”).

During fiscal 2003, the Company redeemed all $400 million of its 7.10% Junior Subordinated Deferrable Interest Debentures held by MSDW Capital Trust I. The Company also simultaneously redeemed all of the outstanding 7.10% Capital Securities of MSDW Capital Trust I at a redemption price of $25 per share.

The significant terms of the Preferred Securities Subject to Mandatory Redemption issued by Capital Trust II, Capital Trust III, Capital Trust IV and Capital Trust V, and the corresponding junior subordinated deferrable interest debentures issued by the Company, are presented below:

Preferred Securities Subject to Mandatory Redemption	Capital Trust II		Capital Trust III		Capital Trust IV		Capital Trust V
Issuance date	July 19, 2001		February 27, 2003		April 21, 2003		July 16, 2003
Preferred securities issued	32,400,000		35,200,000		24,800,000		20,000,000
Liquidation preference per security	$25		$25		$25		$25
Liquidation value (in millions)	$810		$880		$620		$500
Coupon rate	7.25%		6.25%		6.25%		5.75%
Distribution payable	Quarterly		Quarterly		Quarterly		Quarterly
Distributions guaranteed by	Morgan Stanley		Morgan Stanley		Morgan Stanley		Morgan Stanley
Mandatory redemption date	July 31, 2031	(1)	March 1, 2033	(2)	April 1, 2033	(3)	July 15, 2033	(4)
Redeemable by issuer on or after(6)	July 31, 2006		March 1, 2008		April 21, 2008		July 16, 2008

Junior Subordinated Deferrable Interest Debentures
Principal amount outstanding (in millions)(5)	$835		$907		$639		$515
Coupon rate	7.25%		6.25%		6.25%		5.75%
Interest payable	Quarterly		Quarterly		Quarterly		Quarterly
Maturity date	July 31, 2031	(1)	March 1, 2033	(2)	April 1, 2033	(3)	July 15, 2033	(4)
Redeemable by issuer on or after(6)	July 31, 2006		March 1, 2008		April 21, 2008		July 16, 2008

(1)	May be extended to a date not later than July 31, 2050.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(2)	May be extended to a date not later than March 1, 2052.
(3)	May be extended to a date not later than April 1, 2052.
(4)	May be extended to a date not later than July 15, 2052.
(5)	Purchased by the trusts with the proceeds of the Capital Securities offerings and the proceeds from the sale of common securities to the Company.
(6)	Redeemable prior to this date in whole (but not in part) upon the occurrence of certain events.

In December 2003, the FASB issued certain revisions to FIN 46 to clarify and expand on the accounting guidance for variable interest entities. In accordance with this revised guidance, the Company will deconsolidate all of its statutory trusts (Capital Trust II, III, IV and V) at the end of the first quarter of fiscal 2004. As a result, the junior subordinated deferrable interest debentures issued by the Company to the statutory trusts will be included within the Long-term borrowings of the Company, and the common securities issued by the statutory trusts and owned by the Company will be recorded by the Company as an asset. In addition, the Capital Securities issued by the statutory trusts no longer will be included in the Company’s consolidated statement of financial condition. The impact of the deconsolidation of the statutory trusts will not have a material effect on the Company’s consolidated financial position or results of operations.

13. Shareholders’ Equity.

Common Stock. Changes in shares of common stock outstanding for fiscal 2003 and fiscal 2002 were as follows (share data in millions):

	Fiscal 2003	Fiscal 2002
Shares outstanding at beginning of period	1,081	1,093
Net impact of stock option exercises and other share issuances	13	10
Treasury stock purchases	(9)	(22)

Shares outstanding at end of period	1,085	1,081

Treasury Shares. During fiscal 2003 and fiscal 2002, the Company purchased $350 million and $990 million of its common stock, respectively, through open market purchases at an average cost of $39.12 and $44.57 per share, respectively. The Board of Directors has authorized the Company to purchase, subject to market conditions and certain other factors, shares of common stock for capital management purposes. The unused portion of this authorization at January 31, 2004 was approximately $600 million. The Company also has an ongoing repurchase authorization in connection with awards granted under its equity-based compensation plans.

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MORGAN STANLEY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Rabbi Trusts. The Company has established rabbi trusts (the “Trusts”) to provide common stock voting rights to employees who hold outstanding restricted stock units. The number of shares of common stock outstanding in the Trusts was 65 million at November 30, 2003 and 80 million at November 30, 2002. The assets of the Trusts are consolidated with those of the Company, and the value of the Company’s stock held in the Trusts is classified in shareholders’ equity and generally accounted for in a manner similar to treasury stock.

Regulatory Requirements. MS&Co. and MSDWI are registered broker-dealers and registered futures commission merchants and, accordingly, are subject to the minimum net capital requirements of the SEC, the NYSE and the Commodity Futures Trading Commission. MS&Co. and MSDWI have consistently operated in excess of these requirements. MS&Co.’s net capital totaled $3,778 million at November 30, 2003, which exceeded the amount required by $3,043 million. MSDWI’s net capital totaled $1,056 million at November 30, 2003, which exceeded the amount required by $955 million. MSIL, a London-based broker-dealer subsidiary, is subject to the capital requirements of the Financial Services Authority, and MSJL, a Tokyo-based broker-dealer, is subject to the capital requirements of the Financial Services Agency. MSIL and MSJL have consistently operated in excess of their respective regulatory capital requirements.

Under regulatory capital requirements adopted by the FDIC and other bank regulatory agencies, FDIC-insured financial institutions must maintain (a) 3% to 5% of Tier 1 capital, as defined, to average assets (“leverage ratio”), (b) 4% of Tier 1 capital, as defined, to risk-weighted assets (“Tier 1 risk-weighted capital ratio”) and (c) 8% of total capital, as defined, to risk-weighted assets (“total risk-weighted capital ratio”). At November 30, 2003, the leverage ratio, Tier 1 risk-weighted capital ratio and total risk-weighted capital ratio of each of the Company’s FDIC-insured financial institutions exceeded these regulatory minimums.

In fiscal 2002, the FDIC, in conjunction with other bank regulatory agencies, issued guidance requiring FDIC-insured financial institutions to treat accrued interest receivable related to credit card securitizations as a subordinated retained interest, which required holding higher regulatory capital beginning December 31, 2002. The Company’s FDIC-insured financial institutions have maintained capital ratios in excess of the regulatory minimums since implementing this revised guidance.

Certain other U.S. and non-U.S. subsidiaries are subject to various securities, commodities and banking regulations, and capital adequacy requirements promulgated by the regulatory and exchange authorities of the countries in which they operate. These subsidiaries have consistently operated in excess of their local capital adequacy requirements. Morgan Stanley Derivative Products Inc., the Company’s triple-A rated derivative products subsidiary, maintains certain operating restrictions that have been reviewed by various rating agencies.

The regulatory capital requirements referred to above, and certain covenants contained in various agreements governing indebtedness of the Company, may restrict the Company’s ability to withdraw capital from its subsidiaries. At November 30, 2003, approximately $7.6 billion of net assets of consolidated subsidiaries may be restricted as to the payment of cash dividends and advances to the Company.

Cumulative Translation Adjustments. Cumulative translation adjustments include gains or losses resulting from translating foreign currency financial statements from their respective functional currencies to U.S. dollars, net of hedge gains or losses and related tax effects. The Company uses foreign currency contracts and designates certain non-U.S. dollar currency debt as hedges to manage the currency exposure relating to its net monetary investments in non-U.S. dollar functional currency subsidiaries. Increases or decreases in the value of the Company’s net foreign investments generally are tax deferred for U.S. purposes, but the related hedge gains and losses are taxable currently. The Company attempts to protect its net book value from the effects of fluctuations in currency exchange rates on its net monetary investments in non-U.S. dollar subsidiaries by selling the appropriate non-U.S. dollar currency in the forward market. However, under some circumstances, the Company may elect not to hedge its net monetary investments in certain foreign operations due to market conditions, including the availability of various currency contracts at acceptable costs. Information relating to the hedging of the Company’s net monetary investments in non-U.S. dollar functional currency subsidiaries and their effects on cumulative translation adjustments is summarized below:

	At November 30,
	2003	2002
	(dollars in millions)
Net monetary investments in non-U.S. dollar functional currency subsidiaries	$3,603	$2,587

Cumulative translation adjustments resulting from net investments in subsidiaries with a non-U.S. dollar functional currency	$282	$(147)
Cumulative translation adjustments resulting from realized or unrealized (losses) gains on hedges, net of tax	(324)	27

Total cumulative translation adjustments	$(42)	$(120)

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MORGAN STANLEY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

14. Employee Compensation Plans.

Effective December 1, 2002, the Company adopted SFAS No. 123, as amended by SFAS No. 148, using the prospective adoption method (see Note 2).

As a result of the adoption of SFAS No. 123, the Company will recognize the fair value of stock-based awards granted in fiscal 2003 over service periods of three and four years, including the year of grant. During fiscal 2003, the Company revised the terms of the awards, including extending the time period over which vesting and non-compete provisions apply and raising the eligibility requirements to participate in such awards. Historically, under the approach in APB 25 and the terms of the Company’s plans in prior years, the Company recognized compensation expense for deferred stock awards in the year of grant; however, no compensation expense was generally recognized for stock option grants.

The components of the Company’s stock-based compensation expense (net of cancellations) are presented below:

	Fiscal 2003	Fiscal 2002	Fiscal 2001
	(dollars in millions)
Deferred stock	$109	$382	$571
Stock options	176	—	—
Employee Stock Purchase Plan	8	—	—
Employee Stock Ownership Plan	16	18	13

Total	$309	$400	$584

The Company is authorized to issue shares of its common stock in connection with awards under its equity-based compensation and benefit plans. At November 30, 2003, approximately 196 million shares were available for future grant under these plans.

Deferred Stock Awards. The Company has made deferred stock awards pursuant to several equity-based compensation plans. The plans provide for the deferral of a portion of certain key employees’ discretionary compensation with awards made in the form of restricted common stock or in the right to receive unrestricted shares of common stock in the future (“restricted stock units”). Awards under these plans are generally subject to vesting over time and to restrictions on sale, transfer or assignment until the end of a specified period, generally five to 10 years from date of grant. All or a portion of an award may be cancelled if employment is terminated before the end of the relevant vesting period. All or a portion of a vested award may also be cancelled in certain limited situations, including termination for cause during the relevant restriction period.

The following table sets forth activity relating to the Company’s restricted stock units (share data in millions):

	Fiscal 2003	Fiscal 2002	Fiscal 2001
Restricted stock units at beginning of year	80	96	115
Granted	11	10	11
Conversions to common stock	(24)	(24)	(29)
Cancelled	(2)	(2)	(1)

Restricted stock units at end of year	65	80	96

Stock Option Awards. The Company has made stock option awards pursuant to several equity-based compensation plans. The plans provide for the deferral of a portion of certain key employees’ discretionary compensation with awards made in the form of stock options generally having an exercise price not less than the fair value of the Company’s common stock on the date of grant. Such options generally become exercisable over a one- to five-year period and expire 10 years from the date of grant, subject to accelerated expiration upon termination of employment. Option awards have vesting, restriction and cancellation provisions that are similar to those in deferred stock awards.

The following table presents the effect on net income and earnings per share if the fair value based method had been applied to all option awards in each period:

	Fiscal 2003	Fiscal 2002	Fiscal 2001
	(dollars in millions)
Net income, as reported	$3,787	$2,988	$3,521
Add: Employee stock-based compensation expense included in reported net income, net of related tax effects	117	—	—
Deduct: Employee stock-based compensation expense determined under the fair value based method for all awards, net of related tax effects	(117)	(250)	(375)

Pro forma net income	$3,787	$2,738	$3,146

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MORGAN STANLEY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	Fiscal 2003	Fiscal 2002	Fiscal 2001
Earnings per share:
Basic—as reported	$3.52	$2.76	$3.21

Basic—pro forma	$3.52	$2.53	$2.87

Diluted—as reported	$3.45	$2.69	$3.11

Diluted—pro forma	$3.45	$2.45	$2.76

In prior years, no compensation was recorded for stock options because the Company utilized the intrinsic value method and granted options with an exercise price equal to the current stock price. With its adoption of SFAS 123 in fiscal 2003, the Company began to recognize compensation based on the fair value of the options at the date of grant using the Black-Scholes model. The weighted average fair value of options granted during fiscal 2003 was $19.75 and for fiscal 2002 and fiscal 2001 pro forma purposes was $19.42 and $26.43, respectively, utilizing the following weighted average assumptions:

	Fiscal 2003	Fiscal 2002	Fiscal 2001
Risk-free interest rate	3.6%	3.8%	4.7%
Expected option life in years	5.8	6.2	6.1
Expected stock price volatility	39.4%	50.7%	48.4%
Expected dividend yield	1.7%	1.9%	1.5%

The following table sets forth activity relating to the Company’s stock option awards (share data in millions):

	Fiscal 2003		Fiscal 2002		Fiscal 2001
	Number of Shares	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
Options outstanding at beginning of period	163.7	$40.11	151.4	$38.88	137.6	$34.87
Granted	31.0	54.69	22.8	43.66	24.5	57.56
Exercised	(12.9)	17.61	(7.6)	19.40	(8.1)	21.85
Cancelled	(6.3)	59.24	(2.9)	57.94	(2.6)	56.14

Options outstanding at end of period	175.5	$43.66	163.7	$40.11	151.4	$38.88

Options exercisable at end of period	96.2	$37.13	91.2	$30.02	92.4	$27.71

The following table presents information relating to the Company’s stock options outstanding at November 30, 2003 (share data in millions):

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Exercise Price	Average Remaining Life (Years)	Number Exercisable	Weighted Average Exercise Price
$ 4.00 – $ 19.99	27.3	$9.16	1.2	25.1	$9.17
$20.00 – $ 29.99	18.5	27.05	3.6	18.5	27.05
$30.00 – $ 39.99	16.2	35.65	5.0	15.8	35.64
$40.00 – $ 49.99	23.7	42.88	8.2	3.8	44.15
$50.00 – $ 59.99	54.7	55.67	8.9	3.3	53.69
$60.00 – $ 69.99	32.4	63.17	6.5	27.3	63.29
$70.00 – $107.99	2.7	84.96	5.1	2.4	85.63

Total	175.5		6.2	96.2

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MORGAN STANLEY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Employee Stock Purchase Plan. The Employee Stock Purchase Plan (the “ESPP”) allows employees to purchase shares of the Company’s common stock at a 15% discount from market value, with a maximum of $25,000 in annual aggregate purchases by any one individual. In adopting SFAS No. 123, the Company now expenses the 15% discount associated with the ESPP.

Employee Stock Ownership Plan. The Company has a leveraged Employee Stock Ownership Plan (the “ESOP”) that was established to broaden internal ownership of the Company and to provide benefits to its employees in a cost-effective manner. Contributions to the ESOP by the Company and allocation of ESOP shares to employees are made annually at the discretion of the Board of Directors based on the financial performance of the Company.

Shares allocated to employees generally may not be withdrawn until the employee’s death, disability, retirement or termination. The ESOP debt service costs for fiscal 2003, fiscal 2002 and fiscal 2001 were paid from dividends received for stock held by the ESOP trust and from Company contributions.

Profit Sharing Plans. The Company sponsors a qualified profit sharing plan covering substantially all U.S. employees and also provides cash payments of profit sharing to employees of its international subsidiaries. Contributions are made to eligible employees annually at the discretion of the Board of Directors based upon the financial performance of the Company. Profit sharing expense for fiscal 2003, fiscal 2002 and fiscal 2001 was $96 million, $104 million and $149 million, respectively. Fiscal 2001’s expense included awards of $69 million of the Company’s common stock.

15. Employee Benefit Plans.

The Company sponsors various pension plans for the majority of its worldwide employees. The Company provides certain other postretirement benefits, primarily health care and life insurance, to eligible employees. The Company also provides certain benefits to former employees or inactive employees prior to retirement. The following summarizes these plans:

Pension and Other Postretirement Plans. Substantially all of the U.S. employees of the Company and its U.S. affiliates are covered by non-contributory pension plans that are qualified under Section 401(a) of the Internal Revenue Code (the “Qualified Plans”). Unfunded supplementary plans (the “Supplemental Plans”) cover certain executives. In addition to the Qualified Plans and the Supplemental Plans, certain of the Company’s non-U.S. subsidiaries also have pension plans covering substantially all of their employees. These pension plans generally provide pension benefits that are based on each employee’s years of credited service and on compensation levels specified in the plans. For the Qualified Plans and the non-U.S. plans, the Company’s policy is to fund at least the amounts sufficient to meet minimum funding requirements under applicable employee benefit and tax regulations. Liabilities for benefits payable under the Supplemental Plans are accrued by the Company and are funded when paid to the beneficiaries.

The Company also has unfunded postretirement benefit plans that provide medical and life insurance for eligible retirees and dependents.

The Company uses a measurement date of September 30 for its pension and postretirement plans.

The following tables present information for the Company’s pension and postretirement plans on an aggregate basis:

Net Periodic Benefit Expense.

Net periodic benefit expense included the following components:

	Pension		Postretirement
	Fiscal 2003	Fiscal 2002	Fiscal 2003	Fiscal 2002
	(dollars in millions)
Service cost, benefits earned during the period	$109	$82	$8	$5
Interest cost on projected benefit obligation	116	112	9	8
Expected return on plan assets	(118)	(111)	—	—
Net amortization	19	9	—	(1)
Net settlements and curtailments	2	24	—	—
Special termination benefits	6	5	—	3

Net periodic benefit expense	$134	$121	$17	$15

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Benefit Obligations and Funded Status.

The following table provides a reconciliation of the changes in the benefit obligation and fair value of plan assets for fiscal 2003 and fiscal 2002 as well as a summary of the funded status at November 30, 2003 and November 30, 2002:

	Pension		Postretirement
	Fiscal 2003	Fiscal 2002	Fiscal 2003	Fiscal 2002
	(dollars in millions)
Reconciliation of benefit obligation:
Benefit obligation at beginning of year	$1,859	$1,543	$147	$115
Service cost	109	82	8	5
Interest cost	116	112	9	8
Plan amendments	(186)	11	—	(4)
Actuarial loss	225	264	14	26
Benefits paid	(123)	(157)	(7)	(6)
Curtailments	(15)	(31)	—	—
Special termination benefits	6	5	—	3
Foreign currency exchange rate changes and other	19	30	—	—

Benefit obligation at end of year	$2,010	$1,859	$171	$147

Reconciliation of fair value of plan assets:
Fair value of plan assets at beginning of year	$1,351	$1,122	$—	$—
Actual return on plan assets	227	(84)	—	—
Employer contributions	239	463	7	6
Benefits paid and settlements	(125)	(157)	(7)	(6)
Foreign currency exchange rate changes	9	7	—	—

Fair value of plan assets at end of year	$1,701	$1,351	$—	$—

Funded status:
Funded status	$(309)	$(508)	$(171)	$(147)
Amount contributed to plan after measurement date	3	2	—	—
Unrecognized prior-service cost	(153)	29	(11)	(13)
Unrecognized loss	804	720	49	38

Net amount recognized	$345	$243	$(133)	$(122)

Amounts recognized in the consolidated statements of financial condition consist of:
Prepaid benefit cost	$524	$449	$—	$—
Accrued benefit liability	(217)	(236)	(133)	(122)
Intangible asset	2	4	—	—
Accumulated other comprehensive income	36	26	—	—

Net amount recognized	$345	$243	$(133)	$(122)

The accumulated benefit obligation for all defined benefit pension plans was $1,855 million and $1,550 million at November 30, 2003 and November 30, 2002, respectively.

The following table contains information for pension plans with an accumulated benefit obligation in excess of plan assets as of fiscal year-end:

	November 30, 2003	November 30, 2002
	(dollars in millions)
Projected benefit obligation	$321	$545
Accumulated benefit obligation	273	432
Fair value of plan assets	65	167

In accordance with SFAS No. 87, “Employers’ Accounting for Pensions,” the Company recorded an additional minimum pension liability of $38 million at November 30, 2003 and $30 million at November 30, 2002 for defined benefit pension plans whose

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MORGAN STANLEY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

accumulated benefits exceeded plan assets. A corresponding amount was recognized as an intangible asset, to the extent of unrecognized prior-service cost. The remaining balance of $36 million ($28 million net of income taxes) in fiscal 2003 and $26 million ($19 million net of income taxes) in fiscal 2002 was recorded as a reduction of Accumulated other comprehensive income (loss), a component of shareholders’ equity.

Assumptions.

The following table presents the weighted average assumptions used to determine benefit obligations at fiscal year-end:

	Pension		Postretirement
	Fiscal 2003	Fiscal 2002	Fiscal 2003	Fiscal 2002
Discount rate	6.20%	6.75%	6.20%	6.75%
Rate of future compensation increases	5.00	5.00	n/a	n/a

The following table presents the weighted average assumptions used to determine net periodic benefit costs for fiscal 2003 and fiscal 2002:

	Pension		Postretirement
	Fiscal 2003	Fiscal 2002	Fiscal 2003	Fiscal 2002
Discount rate	6.75%	7.55%	6.75%	7.55%
Expected long-term rate of return on plan assets	7.50	8.50	n/a	n/a
Rate of future compensation increases	5.00	5.00	n/a	n/a

The Company uses the expected long-term rate of return on plan assets to compute the expected return on assets. For its U.S. pension plans, which comprised approximately 95% of the total assets of the Company’s pension plans at November 30, 2003, the Company estimates the expected long-term return by utilizing a portfolio return calculator model (the “Portfolio Model”) that produces the expected return for a portfolio. Return assumptions are forward-looking gross returns that are not developed solely by an examination of historical returns. The Portfolio Model begins with the current U.S. Treasury yield curve, recognizing that expected returns on bonds are heavily influenced by the current level of yields. Corporate bond spreads and equity risk premiums, based on current market conditions, are then added to develop the return expectations for each asset class. Expenses that are expected to be paid from the investment return are reflected in the Portfolio Model as a percentage of plan assets. This includes investment and transaction fees that typically are paid from plan assets, added to the cost basis or subtracted from sale proceeds, as well as administrative expenses paid from the pension plan.

The following table presents assumed health care cost trend rates:

	November 30, 2003	November 30, 2002
Health care cost trend rate assumed for next year:
Medical	11.00-11.50%	10.00-11.00%
Prescription	16.00%	16.00%
Rate to which the cost trend rate is assumed to decline (ultimate trend rate)	5.00%	5.00%
Year that the rate reaches the ultimate trend rate	2012	2012

Assumed health care cost trend rates can have a significant effect on the amounts reported for the Company’s postretirement benefit plans. A one-percentage point change in assumed health care cost trend rates would have the following effects:

	One Percentage Point Increase	One Percentage Point Decrease
	(dollars in millions)
Effect on total of service and interest cost	$2	$(2)
Effect on postretirement benefit obligation	21	(16)

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Plan Assets.

The weighted average asset allocations for the Company’s pension plans at November 30, 2003 and November 30, 2002 and the targeted asset allocation for fiscal 2004 by asset class were as follows:

	November 30, 2003	November 30, 2002	Fiscal 2004 Targeted
Equity securities	58%	41%	55-65%
Fixed income securities	28	27	35-45
Other—primarily cash	14	32	—

Total	100%	100%	100%

Pension Plan Asset Allocation. The Company’s asset allocation targets for its pension plan assets are based on its assessment of business and financial conditions, demographic and actuarial data, funding characteristics and related risk factors. Other relevant factors as well as equity and fixed income market sensitivity analysis also were considered in determining this asset mix. The overall allocation is expected to help protect each plan’s funded status while generating sufficiently stable real returns (i.e., net of inflation) to help cover current and future pension obligations.

The equity portion of the asset allocation utilizes a combination of active and passive investment strategies as well as different investment styles, while a portion of the fixed income asset allocation utilizes longer duration fixed income securities to help reduce plan exposure to interest rate variation and to correlate assets with obligations. The longer duration fixed income allocation also is expected to further stabilize plan contributions over the long run. Additionally, potential allocations to other asset classes are intended to provide attractive diversification benefits, absolute return enhancement and/or other potential benefits to the pension plans.

The asset mix of each of the Company’s U.S. pension plans is reviewed quarterly by the Morgan Stanley Retirement Plan Investment Committee. When asset class exposure reaches a minimum or maximum level, the plan asset allocation mix is rebalanced back to target allocation levels.

The pension plans’ real and actuarial return objectives provide long-term measures for monitoring the investment performance against growth in the pension liabilities. Total pension plan portfolio performance is assessed by comparing actual returns with relevant benchmarks, such as the S&P 500 Index, the Russell 1000 Index and the Lehman Brothers Aggregate Index.

The Company’s U.S. pension plans may invest in derivative instruments only to the extent that they comply with all of the pension plans’ policy guidelines and are consistent with the pension plans’ risk and return objectives. In addition, any investment in derivatives must meet the following conditions:

•	Derivatives may be used only to manage risk of the portfolio or if they are deemed to be more attractive than a similar direct investment in the underlying cash market.

•	Derivatives may not be used in a speculative manner or to leverage the portfolio or for short-term trading.

•	Derivatives may be used only in the management of the pension plans’ portfolio when their possible effects can be: quantified; shown to enhance the risk-return profile of the portfolio; and reported in a meaningful and understandable manner.

Cash Flows.

The Company expects to contribute approximately $45 million to its pension and other benefit plans in fiscal 2004 based upon their current funded status and expected asset return assumptions.

Expected benefit payments associated with the Company’s pension and other benefit plans for the next five fiscal years and in aggregate for the five fiscal years thereafter are as follows:

	Pension	Postretirement
	(dollars in millions)
Fiscal 2004	$89	$8
Fiscal 2005	91	8
Fiscal 2006	96	9
Fiscal 2007	102	9
Fiscal 2008	111	10
Fiscal 2009-2013	633	56

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MORGAN STANLEY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Defined Contribution Plans.

The Company maintains separate defined contribution pension plans that cover substantially all employees of certain non-U.S. subsidiaries. Under such plans, benefits are determined by the purchasing power of the accumulated value of contributions paid. In fiscal 2003, fiscal 2002 and fiscal 2001, the Company’s expense related to these plans was $56 million, $62 million and $68 million, respectively.

Postemployment Benefits. Postemployment benefits include, but are not limited to, salary continuation, severance benefits, disability-related benefits, and continuation of health care and life insurance coverage provided to former employees or inactive employees after employment but before retirement. These benefits were not material to the Company’s consolidated financial statements in fiscal 2003, fiscal 2002 and fiscal 2001.

New Medicare Legislation. The Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (“the Act”), which was enacted in December 2003, will likely reduce the Company’s accumulated postretirement benefit obligation. The Company’s accumulated postretirement benefit obligation and related costs do not reflect the effects of the Act. The Medicare prescription drug plan will take effect in 2006, and the financial statement impact of the Act is not expected to be material to the Company’s results of operations.

16. Income Taxes.

The provision for income taxes from continuing operations consisted of:

	Fiscal 2003	Fiscal 2002	Fiscal 2001
	(dollars in millions)
Current:
U.S. federal	$788	$1,133	$1,971
U.S. state and local	97	130	224
Non-U.S.	467	269	260

	1,352	1,532	2,455

Deferred:
U.S. federal	144	11	(555)
U.S. state and local	44	12	(62)
Non-U.S.	23	20	184

	211	43	(433)

Provision for income taxes from continuing operations	$1,563	$1,575	$2,022

Income tax (benefit)/provision for income taxes from discontinued operations	$(16)	$(7)	$2

The following table reconciles the provision (including both continuing and discontinued operations) to the U.S. federal statutory income tax rate:

	Fiscal 2003	Fiscal 2002	Fiscal 2001
U.S. federal statutory income tax rate	35.0%	35.0%	35.0%
U.S. state and local income taxes, net of U.S. federal income tax benefits	1.7	2.0	1.9
Lower tax rates applicable to non-U.S. earnings	(2.4)	(0.9)	(0.4)
Domestic tax credits	(4.9)	(2.4)	(0.9)
Other	(0.4)	0.7	0.5

Effective income tax rate	29.0%	34.4%	36.1%

As of November 30, 2003, the Company had approximately $4.9 billion of earnings attributable to foreign subsidiaries for which no provisions have been recorded for income tax that could occur upon repatriation. Except to the extent such earnings can be repatriated tax efficiently, they are permanently invested abroad. It is not practicable to determine the amount of income taxes payable in the event all such foreign earnings are repatriated.

34

MORGAN STANLEY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Deferred income taxes reflect the net tax effects of temporary differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when such differences are expected to reverse. Significant components of the Company’s deferred tax assets and liabilities at November 30, 2003 and November 30, 2002 were as follows:

	November 30, 2003	November 30, 2002
	(dollars in millions)
Deferred tax assets:
Employee compensation and benefit plans	$1,891	$2,239
Loan loss allowance	370	344
Other valuation and liability allowances	1,147	928
Deferred expenses	27	70
Other	736	422

Total deferred tax assets	4,171	4,003

Deferred tax liabilities:
Prepaid commissions	147	222
Other	1,251	822

Total deferred tax liabilities	1,398	1,044

Net deferred tax assets	$2,773	$2,959

Cash paid for income taxes was $746 million, $1,252 million and $910 million in fiscal 2003, fiscal 2002 and fiscal 2001, respectively.

The Company recorded income tax benefits of $333 million, $282 million and $460 million related to employee stock compensation transactions in fiscal 2003, fiscal 2002 and fiscal 2001, respectively. Such benefits were credited to Paid-in capital.

17. Segment and Geographic Information.

The Company structures its segments primarily based upon the nature of the financial products and services provided to customers and the Company’s management organization. The Company provides a wide range of financial products and services to its customers in each of its business segments: Institutional Securities, Individual Investor Group, Investment Management and Credit Services. Certain reclassifications have been made to prior-period amounts to conform to the current year’s presentation.

The Company’s Institutional Securities business includes securities underwriting and distribution; financial advisory services, including advice on mergers and acquisitions, restructurings, real estate and project finance; sales, trading, financing and market-making activities in equity securities and related products and fixed income securities and related products, including foreign exchange and commodities; principal investing and aircraft financing activities. The Company’s Individual Investor Group business provides comprehensive financial planning and investment advisory services designed to accommodate individual investment goals and risk profiles. The Company’s Investment Management business provides global asset management products and services for individual and institutional investors through three principal distribution channels: a proprietary channel consisting of the Company’s financial advisors and investment representatives; a non-proprietary channel consisting of third-party broker-dealers, banks, financial planners and other intermediaries; and the Company’s institutional channel. The Company’s private equity activities also are included within the Investment Management business segment. The Company’s Credit Services business offers Discover-branded cards and other consumer finance products and services and includes the operation of Discover Business Services, a network of merchant and cash access locations primarily in the U.S.

Revenues and expenses directly associated with each respective segment are included in determining their operating results. Other revenues and expenses that are not directly attributable to a particular segment are allocated based upon the Company’s allocation methodologies, generally based on each segment’s respective revenues or other relevant measures.

During fiscal 2003, the Company reviewed its segment allocation methodology. This review resulted in the reallocation of certain revenues, expenses and assets during fiscal 2003 among the Company’s business segments: Institutional Securities, Individual Investor Group, Investment Management and Credit Services. The Company believes that the results of these reallocations better reflect the economics of each business segment by representing transactions as if conducted between a segment and an external party. Prior periods have been restated to reflect these segment allocation changes. While the segment allocation changes had no effect on the Company’s consolidated net income, they affected the net income of each segment.

The principal revenues and expenses that have been reallocated among the segments are:

•	Retail Customer Fixed Income Transactions. The results of the individual fixed income business are now allocated between Institutional Securities and Individual Investor Group to reflect the relative value from both the execution of the retail customer trading activities through Institutional Securities and the retail customer relationship management through Individual Investor Group. Previously, the trading results of this business were reflected entirely in Institutional Securities.

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•	Money Market Funds. Retail customers of Individual Investor Group invest in money market funds managed by the Company. A percentage of the fund management fees associated with these investments is now allocated to Individual Investor Group. Previously, all of these fees were reflected in Investment Management.

•	Transfer Agency Costs. Individual Investor Group provides certain transfer agency-related activities for mutual funds, including funds managed by the Company. Investment Management receives revenues from these funds and now reimburses certain transfer agency-related costs, including costs related to mailings, to Individual Investor Group. Previously, these costs were not reimbursed by Investment Management.

•	Certain Mutual Fund Distribution Fees. Certain retail customers invest in shares of mutual funds managed by the Company. The segment results now reflect the establishment of a third-party distribution relationship between Investment Management and Individual Investor Group relating to the sales of these funds. Accordingly, Investment Management now reports the distribution fees, contingent deferred sales charge revenues and commission expenses paid to Individual Investor Group associated with these sales. Individual Investor Group results now reflect these commission revenues associated with current-period sales. Previously, all of the revenues and expenses associated with these transactions were reported by Individual Investor Group.

As a result of treating these intersegment transactions as transactions with external parties, the Company has included a new “Intersegment Eliminations” category to reconcile the segment results to the Company’s consolidated results. The net income in Intersegment Eliminations represents, among other things, the effect of timing differences associated with the revenue and expense recognition of commissions paid by Investment Management to Individual Investor Group associated with sales of certain products and the related compensation costs paid to Individual Investor Group’s financial advisors.

Selected financial information for the Company’s segments is presented below:

Fiscal 2003	Institutional Securities	Individual Investor Group	Investment Management	Credit Services	Intersegment Eliminations	Total
	(dollars in millions)
Net revenues excluding net interest	$9,769	$3,799	$2,512	$2,142	$(307)	$17,915
Net interest	1,442	218	(3)	1,285	—	2,942

Net revenues	$11,211	$4,017	$2,509	$3,427	$(307)	$20,857

Income from continuing operations before losses from unconsolidated investees, income taxes and dividends on preferred securities subject to mandatory redemption	$3,646	$454	$491	$1,093	$121	$5,805
Losses from unconsolidated investees	279	—	—	—	—	279
Provision for income taxes	754	189	165	405	50	1,563
Dividends on preferred securities subject to mandatory redemption	154	—	—	—	—	154

Income from continuing operations	2,459	265	326	688	71	3,809

Discontinued operations(1):
Loss from discontinued operations	38	—	—	—	—	38
Income tax benefit	(16)	—	—	—	—	(16)

Loss on discontinued operations	22	—	—	—	—	22

Net income	$2,437	$265	$326	$688	$71	$3,787

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Fiscal 2002(2)	Institutional Securities	Individual Investor Group	Investment Management	Credit Services	Intersegment Eliminations	Total
	(dollars in millions)
Net revenues excluding net interest	$6,827	$3,821	$2,705	$2,194	$(338)	$15,209
Net interest	2,291	248	16	1,363	—	3,918

Net revenues	$9,118	$4,069	$2,721	$3,557	$(338)	$19,127

Income from continuing operations before losses from unconsolidated investees, income taxes and dividends on preferred securities subject to mandatory redemption	$2,655	$109	$667	$1,178	$129	$4,738
Losses from unconsolidated investees	77	—	—	—	—	77
Provision for income taxes	816	50	249	418	42	1,575
Dividends on preferred securities subject to mandatory redemption	87	—	—	—	—	87

Income from continuing operations	1,675	59	418	760	87	2,999

Discontinued operations(1):
Loss from discontinued operations	18	—	—	—	—	18
Income tax benefit	(7)	—	—	—	—	(7)

Loss on discontinued operations	11	—	—	—	—	11

Net income	$1,664	$59	$418	$760	$87	$2,988

Fiscal 2001(2)	Institutional Securities	Individual Investor Group	Investment Management	Credit Services	Intersegment Eliminations	Total
	(dollars in millions)
Net revenues excluding net interest	$9,655	$4,266	$2,997	$2,202	$(445)	$18,675
Net interest	1,607	405	43	1,357	—	3,412

Net revenues	$11,262	$4,671	$3,040	$3,559	$(445)	$22,087

Income from continuing operations before losses from unconsolidated investees, income taxes, dividends on preferred securities subject to mandatory redemption and cumulative effect of accounting change	$3,681	$58	$732	$1,127	$80	$5,678
Losses from unconsolidated investees	30	—	—	—	—	30
Provision for income taxes	1,224	35	307	425	31	2,022
Dividends on preferred securities subject to mandatory redemption	50	—	—	—	—	50

Income from continuing operations before cumulative effect of accounting change	2,377	23	425	702	49	3,576

Discontinued operations(1):
Gain from discontinued operations	(6)	—	—	—	—	(6)
Income tax provision	2	—	—	—	—	2

Gain on discontinued operations	(4)	—	—	—	—	(4)

Income before cumulative effect of accounting change	2,381	23	425	702	49	3,580
Cumulative effect of accounting change	(46)	—	—	(13)	—	(59)

Net income	$2,335	$23	$425	$689	$49	$3,521

Total Assets(3)	Institutional Securities	Individual Investor Group	Investment Management	Credit Services	Intersegment Eliminations	Total
	(dollars in millions)
At November 30, 2003	$557,546	$14,365	$6,033	$25,185	$(286)	$602,843

At November 30, 2002(2)	$484,891	$11,054	$5,508	$28,443	$(397)	$529,499

At November 30, 2001(2)	$440,042	$12,768	$5,209	$25,131	$(522)	$482,628

(1)	See Note 26 for a discussion of discontinued operations.
(2)	Certain reclassifications have been made to prior-period amounts to conform to the current year’s presentation.
(3)	Corporate assets have been fully allocated to the Company’s business segments.

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The Company operates in both U.S. and non-U.S. markets. The Company’s non-U.S. business activities are principally conducted through European and Asian locations. The following table presents selected income statement information and the total assets of the Company’s operations by geographic area. The principal methodologies used in preparing the geographic area data are as follows: commission revenues are recorded based on the location of the sales force; trading revenues are principally recorded based on location of the trader; investment banking revenues are based on location of the client; and asset management and portfolio service fees are recorded based on the location of the portfolio manager:

Fiscal 2003(1)	U.S.	Europe	Asia	Other	Eliminations	Total
	(dollars in millions)
Net revenues	$15,786	$4,127	$1,731	$86	$(873)	$20,857
Income from continuing operations before losses from unconsolidated investees, income taxes and dividends on preferred securities subject to mandatory redemption	4,259	918	591	37	—	5,805
Total assets at November 30, 2003	773,609	305,256	48,666	22,917	(547,605)	602,843

Fiscal 2002(1)(2)	U.S.	Europe	Asia	Other	Eliminations	Total
	(dollars in millions)
Net revenues	$14,563	$3,349	$1,432	$297	$(514)	$19,127
Income from continuing operations before losses from unconsolidated investees, income taxes and dividends on preferred securities subject to mandatory redemption	3,215	848	405	270	—	4,738
Total assets at November 30, 2002	640,132	246,979	31,795	20,329	(409,736)	529,499

Fiscal 2001(1)(2)	U.S.	Europe	Asia	Other	Eliminations	Total
	(dollars in millions)
Net revenues	$16,925	$3,956	$1,501	$103	$(398)	$22,087
Income from continuing operations before losses from unconsolidated investees, income taxes, dividends on preferred securities subject to mandatory redemption and cumulative effect of accounting change	4,152	1,137	306	83	—	5,678
Total assets at November 30, 2001	536,211	233,956	28,582	18,817	(334,938)	482,628

(1)	See Note 26 for a discussion of discontinued operations.
(2)	Certain reclassifications have been made to prior-period amounts to conform to the current year’s presentation.

18. Aircraft.

Aircraft Held for Sale.

The carrying value at November 30, 2003 of aircraft subsequently classified as held for sale was $161 million (see Note 26). The Company’s aircraft leasing business is included in the Institutional Securities business segment. The loss from discontinued operations in the fiscal year ended November 30, 2003 included a $16 million non-cash pre-tax asset impairment charge and a $19 million charge to adjust the carrying value of previously impaired aircraft to market value (see “Aircraft Impairment” below). The loss/(gain) from discontinued operations in the fiscal years ended November 30, 2002 and 2001 included pre-tax impairment charges of $4 million and $7 million, respectively.

Aircraft Impairment.

The Company uses “market value” estimates provided by independent appraisers to estimate fair value for its impaired aircraft. Prior to fiscal 2003, the Company had used “base value” estimates provided by independent appraisers to estimate the fair value of its impaired aircraft. Accordingly, during the first quarter of fiscal 2003, the Company recorded a non-cash pre-tax charge of $36 million (of which $19 million is included in loss/(gain) from discontinued operations) to adjust the carrying value of

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previously impaired aircraft to “market value.” The charge (excluding the portion attributable to discontinued operations) is reflected in Other expenses in the Company’s consolidated statements of income. The results of the aircraft financing business are included in the Company’s Institutional Securities business segment.

In accordance with SFAS No. 144, during the second quarter of fiscal 2003, the Company reviewed its aircraft assets for impairment. The Company believed that the review was necessary given the difficult conditions existing in the commercial aircraft industry during the quarter, including the adverse impact of the military conflict in Iraq, the outbreak of Severe Acute Respiratory Syndrome and the bankruptcy of several airlines.

In accordance with SFAS No. 144, the Company tested each of its aircraft for impairment by comparing each aircraft’s projected undiscounted cash flows to its respective carrying value. For each aircraft for which impairment was indicated (because the projected undiscounted cash flows were less than the carrying value), the Company adjusted the carrying value of each aircraft to its fair value, if lower than carrying value. To determine each aircraft’s fair value, the Company used market value estimates provided by independent appraisers (BK Associates, Inc., Morten Beyer & Agnew, Inc. and Airclaims Limited). As a result of this review, the Company recorded a non-cash pre-tax asset impairment charge of $287 million (of which $16 million is included in loss/(gain) from discontinued operations) based on the average market value provided by independent appraisers in the second quarter of fiscal 2003. The impairment charge (excluding the portion attributable to discontinued operations) is included within Other expenses in the Company’s consolidated statement of income.

The Company had followed a valuation methodology designed to align the changes in projected undiscounted cash flows for impaired aircraft with the change in carrying value of such aircraft. Under this methodology, the Company calculated the $36 million impairment charge in the first quarter of fiscal 2003 using the highest portfolio valuation provided by the appraisers and calculated the $287 million impairment charge recorded in the second quarter of fiscal 2003 based on the average of the three appraisal values. The Company has determined that future impairment charges, if required, will be based upon the average market appraisal values from independent appraisers. If the average market appraisal values had been used to measure impairment in each of the prior quarters in which impairment was recognized, pre-tax income (including both continuing and discontinued operations) would have differed as follows:

Change in Pre-tax Income Increase /(Decrease)
(dollars in millions)
Quarter ended:
November 30, 2001	$(70.9)
February 28, 2002	1.0
May 31, 2002	1.5
August 31, 2002	(71.9)
November 30, 2002	2.7
February 28, 2003	38.3
May 31, 2003	97.0

Aggregate difference	$(2.3)

The current market environment continues to be characterized by distressed sellers and limited sales activity. If the Company chose to liquidate its entire fleet ($4.2 billion carrying value at November 30, 2003, excluding those aircraft that were classified as held for sale) at this time, which is not currently contemplated, the Company believes that, given these distressed market conditions and based upon the range of values provided by independent appraisers at the last impairment date, it could be forced to accept a value for its entire fleet that is substantially lower (up to approximately 30%) than the carrying value of the fleet. The Company has not recorded an impairment charge of this magnitude because at the last impairment date, there was no indication of impairment for the majority of the individual aircraft as their undiscounted cash flows exceeded their respective carrying values.

19. Variable Interest Entities.

In January 2003, the FASB issued FIN 46, which clarifies the application of Accounting Research Bulletin No. 51, “Consolidated Financial Statements,” to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties (“variable interest entities”). Variable interest entities (“VIE”) are required to be consolidated by their primary beneficiaries if they do not effectively disperse risks among parties involved. Under FIN 46, the primary beneficiary of a VIE is the party that absorbs a majority of the entity’s expected losses, receives a majority of its expected residual returns, or both, as a result of holding variable interests. FIN 46 also requires new disclosures about VIEs.

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The Company is involved with various entities in the normal course of business that may be deemed to be VIEs and may hold interests therein, including debt securities, interest-only strip investments and derivative instruments, that may be considered variable interests. Transactions associated with these entities include asset- and mortgage-backed securitizations and structured financings (including collateralized debt, bond or loan obligations and credit-linked notes). The Company engages in these transactions principally to facilitate client needs and as a means of selling financial assets. The Company currently consolidates entities in which it has a controlling financial interest in accordance with accounting principles generally accepted in the U.S. For those entities deemed to be qualifying special purpose entities (as defined in SFAS No. 140), which includes the credit card asset securitization master trusts (see Note 5), the Company does not consolidate the entity.

On February 1, 2003, the Company adopted FIN 46 for VIEs created after January 31, 2003 and for VIEs in which the Company obtains an interest after January 31, 2003. In October 2003, the FASB deferred the effective date of FIN 46 for arrangements with VIEs existing prior to February 1, 2003 to fiscal periods ending after December 15, 2003. In December 2003, the FASB issued a revision of FIN 46 (“FIN 46R”) to address certain technical corrections and implementation issues that have arisen. The Company anticipates adopting FIN 46R as of February 29, 2004 for VIEs in which it holds a variable interest that it had acquired before February 1, 2003 in addition to those VIEs for which the Company has previously applied FIN 46. The Company will apply FIN 46R for all variable interests obtained after February 29, 2004. For these variable interests, the Company will consolidate those VIEs (including financial asset-backed securitization, credit-linked note, structured note, municipal bond trust, equity-linked note and exchangeable trust entities) in which the Company is the primary beneficiary. This accounting change is not expected to have a material effect on the Company’s consolidated results of operations or consolidated financial position. In limited instances, the Company may deconsolidate VIEs for which it is not the primary beneficiary as a result of the adoption of FIN 46R. This is further discussed in Note 12 with respect to Capital Trusts II, III, IV and V.

Post-January 31, 2003

Institutional Securities. At November 30, 2003, in connection with its Institutional Securities business, the aggregate size of VIEs, including structured note, equity-linked note, credit-linked note, collateralized debt obligation and municipal bond trust entities, for which the Company was the primary beneficiary of the entities was approximately $780 million, which is the carrying amount of the consolidated assets recorded as Financial instruments owned that are collateral for the entities’ obligations. The nature and purpose of these entities that the Company consolidated were to issue a series of notes to investors that provide the investors a return based on the holdings of the entities. These transactions were executed to facilitate client investment objectives. The structured note, equity-linked note, certain credit-linked note and municipal bond transactions also were executed as a means of selling financial assets. The Company retained either the entire class or a majority of the class of subordinated notes or entered into a derivative instrument with the VIE and as a result bears the majority of the expected losses of the entities. The Company consolidates these entities, in accordance with its consolidation accounting policy, and as a result eliminates all intercompany transactions, including derivatives and other intercompany transactions such as fees received to underwrite the notes or to structure the transactions. The Company accounts for the assets held by the entities as Financial instruments owned and the liabilities of the entities as financings. For those liabilities that include an embedded derivative, the Company has bifurcated such derivative in accordance with SFAS No. 133. The beneficial interests of these consolidated entities are payable solely from the cash flows of the assets held by the VIE.

At November 30, 2003, also in connection with its Institutional Securities business, the aggregate size of the entities for which the Company holds significant variable interests, which were acquired after January 31, 2003 and consist of subordinated and other classes of beneficial interests, was approximately $11.3 billion. The Company’s variable interests associated with these entities, primarily credit-linked note, loan and bond issuing, mortgage-backed securitizations and collateralized debt obligation entities, were approximately $6.6 billion consisting primarily of senior beneficial interests, which represent the Company’s maximum exposure to loss at November 30, 2003. The Company may hedge the risks inherent in its variable interest holdings, thereby reducing its exposure to loss. The Company’s maximum exposure to loss does not include the offsetting benefit of any financial instruments that the Company utilizes to hedge these risks.

Pre-February 1, 2003

The Company believes that it is reasonably possible that it will either disclose information in its Form 10-Q for the first quarter of fiscal 2004 about certain VIEs created before February 1, 2003 for which it holds a significant variable interest or it will be the primary beneficiary of the entity and thus be required to consolidate the VIE. A summary of such entities, by business segment, follows.

Institutional Securities. At November 30, 2003, in connection with its Institutional Securities business, the aggregate size of the entities for which the Company’s interest is either significant or for which the Company could be deemed to be the primary

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beneficiary of the entity was approximately $3.8 billion. The Company’s variable interests associated with these entities, primarily financial asset-backed securitization, credit-linked note, exchangeable trust, equity-linked note, loan issuing, municipal bond trust and structured note entities, were approximately $1.3 billion, which represent the Company’s maximum exposure to loss at November 30, 2003. The Company may hedge the risks inherent in its variable interest holdings, thereby reducing its exposure to loss. The Company’s maximum exposure to loss does not include the offsetting benefit of any financial instruments that the Company utilizes to hedge these risks.

Investment Management. In connection with its Investment Management business, where the Company is the asset manager for collateralized bond and loan obligation entities, it is not reasonably possible that the Company will be the primary beneficiary of or hold significant variable interests in such VIEs due to the modification of the treatment of fees paid to a decision maker under FIN 46R. FIN 46 included a requirement that expected residual returns include the total amount of fees on a gross basis paid to decision makers instead of including only the variability in such fees as is the guidance in FIN 46R.

The Company purchases and sells interests in entities that may be deemed to be VIEs in the ordinary course of its business. As a result of these activities, it is reasonably possible that such entities may be consolidated and deconsolidated at various points in time. Therefore, the Company’s variable interests included above may not be held by the Company at the end of the first quarter of fiscal 2004.

20. Guarantees.

FASB Interpretation No. 45 (“FIN 45”), “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others,” requires the Company to disclose information about its obligations under certain guarantee arrangements. FIN 45 defines guarantees as contracts and indemnification agreements that contingently require a guarantor to make payments to the guaranteed party based on changes in an underlying (such as an interest or foreign exchange rate, security or commodity price, an index or the occurrence or nonoccurrence of a specified event) related to an asset, liability or equity security of a guaranteed party. FIN 45 also defines guarantees as contracts that contingently require the guarantor to make payments to the guaranteed party based on another entity’s failure to perform under an agreement as well as indirect guarantees of the indebtedness of others. There was no change in the amount of liability recognized for non-derivative guarantees issued or modified after December 31, 2002 as a result of the adoption of FIN 45.

Derivative Contracts. Under FIN 45, certain derivative contracts meet the accounting definition of a guarantee, including certain written options, contingent forward contracts and credit default swaps. Although the Company’s derivative arrangements do not specifically identify whether the derivative counterparty retains the underlying asset, liability or equity security, the Company has disclosed information regarding all derivative contracts that could meet the FIN 45 definition of a guarantee. The maximum potential payout for certain derivative contracts, such as written interest rate caps and written foreign currency options, cannot be estimated as increases in interest or foreign exchange rates in the future could possibly be unlimited. Therefore, in order to provide information regarding the maximum potential amount of future payments that the Company could be required to make under certain derivative contracts, the notional amount of the contracts has been disclosed.

The Company records all derivative contracts at fair value. For this reason, the Company does not monitor its risk exposure to such derivative contracts based on derivative notional amounts; rather the Company manages its risk exposure on a fair value basis. Aggregate market risk limits have been established, and market risk measures are routinely monitored against these limits. The Company also manages its exposure to these derivative contracts through a variety of risk mitigation strategies, including, but not limited to, entering into offsetting economic hedge positions. The Company believes that the notional amounts of the derivative contracts generally overstate its exposure. For further discussion of the Company’s derivative risk management activities, see Note 11 and “Quantitative and Qualitative Disclosures about Market Risk—Risk Management” in Part II, Item 7A.

Financial Guarantees to Third Parties. In connection with its corporate lending business and other corporate activities, the Company provides standby letters of credit and other financial guarantees to counterparties. Such arrangements represent obligations to make payments to third parties if the counterparty fails to fulfill its obligation under a borrowing arrangement or other contractual obligation.

Liquidity Guarantees. The Company has entered into liquidity facilities with special purpose entities (“SPE”) and other counterparties, whereby the Company is required to make certain payments if losses or defaults occur. The Company often may have recourse to the underlying assets held by the SPEs in the event payments are required under such liquidity facilities.

Market Value Guarantees. Market value guarantees are issued to guarantee return of principal invested to fund investors associated with certain European equity funds and to guarantee timely payment of a specified return to investors in certain affordable housing tax credit funds. The guarantees associated with certain European equity funds are designed to provide for any

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shortfall between the market value of the underlying fund assets and invested principal and a stipulated return amount. The guarantees provided to investors in certain affordable housing tax credit funds are designed to return an investor’s contribution to a fund and the investor’s share of tax losses and tax credits expected to be generated by a fund.

The table below summarizes certain information regarding these guarantees at November 30, 2003:

	Maximum Potential Payout/Notional Years to Maturity
Type of Guarantee	Less than 1	1-3	3-5	Over 5	Total	Carrying Amount	Collateral/ Recourse
	(dollars in millions)
Derivative contracts	$379,484	$176,365	$172,705	$143,820	$872,374	$16,303	$108
Standby letters of credit and other financial guarantees	280	294	96	22	692	9	115
Market value guarantees	—	30	144	273	447	27	32
Liquidity facilities	475	7	9	203	694	—	—

Indemnities. In the normal course of its business, the Company provides standard indemnities to counterparties for taxes, including U.S. and foreign withholding taxes, on interest and other payments made on derivatives, securities and stock lending transactions, certain annuity products and other financial arrangements. These indemnity payments could be required based on a change in the tax laws or change in interpretation of applicable tax rulings. Certain contracts contain provisions that enable the Company to terminate the agreement upon the occurrence of such events. The maximum potential amount of future payments that the Company could be required to make under these indemnifications cannot be estimated. The Company has not recorded any contingent liability in the consolidated financial statements for these indemnifications and believes that the occurrence of any events that would trigger payments under these contracts is remote.

Exchange/Clearinghouse Member Guarantees. The Company is a member of various U.S. and non-U.S. exchanges and clearinghouses that trade and clear securities and/or futures contracts. Associated with its membership, the Company may be required to pay a proportionate share of the financial obligations of another member who may default on its obligations to the exchange or the clearinghouse. While the rules governing different exchange or clearinghouse memberships vary, in general the Company’s guarantee obligations would arise only if the exchange or clearinghouse had previously exhausted its resources. In addition, any such guarantee obligation would be apportioned among the other non-defaulting members of the exchange or clearinghouse. Any potential contingent liability under these membership agreements cannot be estimated. The Company has not recorded any contingent liability in the consolidated financial statements for these agreements and believes that any potential requirement to make payments under these agreements is remote.

General Partner Guarantees. As a general partner in certain private equity and real estate partnerships, the Company receives distributions from the partnerships according to the provisions of the partnership agreements. The Company may, from time to time, be required to return all or a portion of such distributions to the limited partners in the event the limited partners do not achieve a certain return as specified in various partnership agreements, subject to certain limitations. The maximum potential amount of future payments that the Company could be required to make under these provisions at November 30, 2003 was $125 million. As of November 30, 2003, the Company’s liability for distributions that the Company has determined it is probable it will be required to refund based on the applicable refund criteria specified in the various partnership agreements was $65 million.

Securitized Asset Guarantees. As part of the Company’s Institutional Securities and Credit Services securitization activities, the Company provides representations and warranties that certain securitized assets conform to specified guidelines. The Company may be required to repurchase such assets or indemnify the purchaser against losses if the assets do not meet certain conforming guidelines. Due diligence is performed by the Company to ensure that asset guideline qualifications are met, and to the extent the Company has acquired such assets to be securitized from other parties, the Company seeks to obtain its own representations and warranties regarding the assets. The maximum potential amount of future payments the Company could be required to make would be equal to the current outstanding balances of all assets subject to such securitization activities. Also, in connection with originations of residential mortgage loans under the Company’s FlexSource® program, the Company may permit borrowers to pledge marketable securities as collateral instead of requiring cash down payments for the purchase of the underlying residential property. Upon sale of the residential mortgage loans, the Company may provide a surety bond that reimburses the purchasers for shortfalls in the borrowers’ securities accounts up to certain limits if the collateral maintained in the securities accounts (along with the associated real estate collateral) is insufficient to cover losses that purchasers experience as a result of defaults by borrowers on the underlying residential mortgage loans. The Company requires the borrowers to meet daily collateral calls to ensure the marketable securities pledged in lieu of a cash down payment are sufficient. At November 30, 2003, the maximum potential amount of future payments the Company may be required to make under its surety bond was $174 million. The Company has not recorded any contingent liability in the consolidated financial statements for these representations and warranties and reimbursement agreements and believes that the probability of any payments under these arrangements is remote.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Merchant Chargeback Guarantees. In connection with its Credit Services business, the Company owns and operates merchant processing services in the U.S. related to its general purpose credit cards. As a merchant processor in the U.S. and an issuer of credit cards in the U.K., the Company is contingently liable for processed credit card sales transactions in the event of a dispute between the cardmember and a merchant. If a dispute is resolved in the cardmember’s favor, the Company will credit or refund the amount to the cardmember and charge back the transaction to the merchant. If the Company is unable to collect the amount from the merchant, the Company will bear the loss for the amount credited or refunded to the cardmember. In most instances, a payment requirement by the Company is unlikely to arise because most products or services are delivered when purchased, and credits are issued by merchants on returned items in a timely fashion. However, where the product or service is not provided until some later date following the purchase, the likelihood of payment by the Company increases. The maximum potential amount of future payments related to this contingent liability is estimated to be the total cardmember sales transaction volume to date that could qualify as a valid disputed transaction under the Company’s merchant processing network and cardmember agreements; however, the Company believes that this amount is not representative of the Company’s actual potential loss exposure based on the Company’s historical experience. For example, the Company processes cardmember transactions for airline ticket purchases. In the event an airline ceases operations, the Company could be contingently liable to its cardmembers for refunds of the ticket purchase prices. The maximum potential amount of future payments related to this contingent liability is estimated to be the total cardmember airline ticket transaction volume as of November 30, 2003 to the extent that such travel has not yet occurred.

During fiscal 2003, the Company incurred losses related to merchant chargebacks of $12 million and processed aggregate credit card transaction volume of $97.9 billion. The amount of the liability related to the Company’s credit cardmember merchant guarantee was not material at November 30, 2003. The Company mitigates this risk by withholding settlement from merchants or obtaining escrow deposits from certain merchants that are considered higher risk due to various factors such as time delays in the delivery of products or services. At November 30, 2003, the Company had settlement withholdings and escrow deposits of $40 million.

Other. The Company may, from time to time, in its role as investment banking advisor be required to provide guarantees in connection with certain European merger and acquisition transactions. If required by the regulating authorities, the Company provides a guarantee that the acquirer in the merger and acquisition transaction has or will have sufficient funds to complete the transaction and would then be required to make the acquisition payments in the event the acquirer’s funds are insufficient at the completion date of the transaction. These arrangements generally cover the time frame from the transaction offer date to its closing date and therefore are generally short-term in nature. The maximum potential amount of future payments that the Company could be required to make cannot be estimated. The likelihood of any payment by the Company under these arrangements is remote given the level of the Company’s due diligence associated with its role as investment banking advisor and, therefore, no contingent liability has been recorded.

21. Fair Value of Financial Instruments.

The majority of the Company’s assets and liabilities are recorded at fair value or at amounts that approximate fair value. Such assets and liabilities include: cash and cash equivalents, cash and securities deposited with clearing organizations or segregated under federal and other regulations, customer and broker receivables and payables, certain other assets (including the cash collateral accounts associated with the Company’s credit card asset securitizations), commercial paper, and other short-term borrowings and payables.

The fair value of certain of the Company’s other assets and liabilities is presented below.

Financial Instruments Owned and Financial Instruments Sold, not yet Purchased. The Company’s financial instruments used for trading and investment and for asset and liability management are recorded at fair value as discussed in Note 2.

Consumer Loans. The fair value of consumer loans is determined by discounting cash flows using current market rates of loans having similar characteristics. The cash flow calculation methodologies, which vary by product, include adjustments for credit risk and prepayment rates commensurate with recent and projected trends. The estimated fair value of the Company’s consumer loans approximated carrying value at November 30, 2003.

Secured Financing Activities. Financial instruments associated with secured financing activities, including Securities purchased under agreements to resell, Securities borrowed, Securities sold under agreements to repurchase and Securities loaned, are recorded at their original contract amount plus accrued interest. As the majority of such financing activities are short term in nature, the carrying value of these instruments approximates fair value.

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MORGAN STANLEY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Deposits. The estimated fair value of the Company’s deposits, using current rates for deposits with similar maturities, approximated carrying value at November 30, 2003.

Long-Term Borrowings. The Company’s long-term borrowings are recorded at historical amounts unless designated as a hedged item in a fair value hedge under SFAS No. 133. The fair value of the Company’s long-term borrowings was estimated using either quoted market prices or discounted cash flow analyses based on the Company’s current borrowing rates for similar types of borrowing arrangements. At November 30, 2003, the carrying value of the Company’s long-term borrowings was approximately $800 million less than fair value.

Preferred Securities Subject to Mandatory Redemption. The Company’s preferred securities subject to mandatory redemption are recorded at historical amounts. The fair value of the Company’s preferred securities subject to mandatory redemption was estimated using quoted market prices. At November 30, 2003, the estimated fair value of the Company’s preferred securities subject to mandatory redemption approximated carrying value.

22. Restructuring and Other Charges.

In the fourth quarter of fiscal 2002, the Company recognized restructuring and other charges of $235 million (pre-tax). The charge reflected several actions that were intended to resize and refocus certain business areas in order to address the difficult conditions in the global financial markets. Such conditions, including significantly lower levels of investment banking activity and decreased retail investor participation in the equity markets, had an adverse impact on the Company’s results of operations, particularly in its Institutional Securities and Individual Investor Group businesses.

The fiscal 2002 charge consisted of space-related costs of $162 million and severance-related costs of $73 million. The space-related costs were attributable to the closure or subletting of excess office space, primarily in the U.S. and the U.K., as well as the Company’s decision to consolidate its Individual Investor Group branch locations. The majority of the space-related costs consisted of rental charges and the write-off of furniture, fixtures and other fixed assets at the affected office locations. The severance-related costs were attributable to workforce reductions. The Company reduced the number of its employees by approximately 2,200 during the fourth quarter of fiscal 2002, primarily in the Institutional Securities and Individual Investor Group businesses. The majority of the severance-related costs consisted of severance payments provided to the affected individuals.

At November 30, 2003, the remaining liability associated with these charges was approximately $100 million, which was included in Other liabilities and accrued expenses in the Company’s consolidated statement of financial condition. The majority of the decrease from the original liability of $235 million was due to cash payments of severance-related costs made by the Company during fiscal 2003. The decline in the liability balance during fiscal 2003 also reflected net rental payments associated with the office locations referred to above. In fiscal 2004, the liability is expected to decline by an additional $50 million due to the continuing payment of net rentals on these locations. The liability will continue to be reduced through 2012 as these leases expire.

23. Investments in Unconsolidated Investees.

The Company invests in unconsolidated investees that own synthetic fuel production plants. The Company accounts for these investments under the equity method of accounting. The Company’s share of the operating losses generated by these investments is recorded within Losses from unconsolidated investees, and the tax credits and the tax benefits associated with these operating losses are recorded within the Company’s Provision for income taxes. In fiscal 2003, fiscal 2002 and fiscal 2001, the Company recorded Losses from unconsolidated investees of $279 million, $77 million and $30 million, respectively. These losses were more than offset by tax credits of $308 million, $109 million and $48 million in fiscal 2003, fiscal 2002 and fiscal 2001, respectively, and tax benefits on the losses of $112 million, $31 million and $12 million in fiscal 2003, fiscal 2002 and fiscal 2001, respectively.

24. Business Acquisitions and Asset Sales.

On November 20, 2003, the Company acquired selected components of the U.S. real estate equity advisory businesses of Lend Lease Corporation, an Australia-based company. The financial statement impact related to this acquisition, which is included in the Company’s Institutional Securities segment, was not significant.

In fiscal 2002, the Company sold its self-directed online brokerage accounts to Bank of Montreal’s Harrisdirect. The transaction closed during the third quarter of fiscal 2002. The Company recorded gross proceeds of approximately $100 million (included within Other revenues) and related costs of approximately $50 million (included within Non-interest expenses) in the Individual Investor Group segment.

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MORGAN STANLEY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In fiscal 2002, the Company recorded a pre-tax gain of $73 million related to the sale of a 1 million square-foot office tower in New York City that had been under construction since 1999. The pre-tax gain is included within the Institutional Securities ($53 million), Individual Investor Group ($7 million) and Investment Management ($13 million) segments. The allocation was based upon occupancy levels originally planned for the building.

In fiscal 2001, the Company acquired Quilter, a U.K.-based private client investment management business providing segregated account management and advisory services to individuals, pension funds and trusts. The Company’s fiscal 2001 results include the operations of Quilter since March 13, 2001, the date of acquisition.

The pro forma impact of each of the above business acquisitions was not material to the Company’s consolidated financial statements.

25. Quarterly Results (unaudited).

The following table reflects the restatement of the quarterly results for the first, second and third quarters of fiscal 2003. The restatement reflects the Company’s determination for the need to adjust the timing of the recognition of expense related to equity compensation awards during fiscal 2003 in connection with the Company’s adoption, effective December 1, 2002, of SFAS No. 123, “Accounting for Stock-Based Compensation.”

Prior to the Company’s adoption of SFAS No. 123 in fiscal 2003, the Company recorded compensation expense for equity-based awards in accordance with Accounting Principles Board Opinion (“APB”) 25, “Accounting for Stock Issued to Employees.” APB 25 states that equity-based awards should be expensed based upon the period or periods during which an employee performs services, and that the service period or periods should be inferred from the award terms or from the past pattern of granting awards in the absence of a stated service period. Based upon the terms of the Company’s pre-fiscal 2003 equity-based awards, which did not state a service period, and the past pattern of granting such awards, the Company determined that the appropriate service period under APB 25 was the year of grant, and accordingly recognized 100% of the compensation expense for equity-based awards in such year. In accordance with APB 28, “Interim Financial Reporting,” the Company accrued the estimated expense of the equity-based awards on a quarterly basis to reflect the interim periods’ portion of the annual costs.

The Company adopted SFAS No. 123 effective December 1, 2002. In the absence of a defined service period, SFAS No. 123 presumptively defines the service period (over which compensation costs should be recognized) as the vesting period. In the third quarter of fiscal 2003, the Company revised its equity-based compensation program (including extending the vesting period by an additional year for half of the awards), and determined that under SFAS No. 123 the service period for fiscal 2003 awards would be three and four years (depending upon the vesting provisions of the awards). As specified under the terms of the Company’s fiscal 2003 awards, the service period included the year of grant and the subsequent vesting periods.

In the first and second quarters of fiscal 2003, the Company continued to accrue compensation expense on the basis that equity-based awards would be expensed in the year of grant. In the third quarter of fiscal 2003, the Company determined that the expense recognized in the first and second quarters of fiscal 2003 should have been recognized over the longer service period. The Company reflected a cumulative adjustment to its compensation accruals for the three and nine month periods ended August 31, 2003 in the third quarter of fiscal 2003. Subsequently, after discussions with the accounting staff of the Securities and Exchange Commission, the Company determined that with the adoption of SFAS No. 123, it should have begun to amortize the expense related to equity-based awards over a longer service period beginning in the first quarter of fiscal 2003.

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MORGAN STANLEY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following summarizes the restatement for the first, second and third quarters of fiscal 2003:

	2003 Fiscal Quarter
	First (Previously Reported)	First (Restated)	Second (Previously Reported)	Second (Restated)	Third (Previously Reported)	Third (Restated)	Fourth
	(dollars in millions, except share and per share data)
Total revenues	$8,497	$8,497	$8,413	$8,413	$8,926	$8,926	$9,090
Interest expense	2,686	2,686	3,058	3,058	3,367	3,367	3,691
Provision for consumer loan losses	336	336	309	309	310	310	312

Net revenues	5,475	5,475	5,046	5,046	5,249	5,249	5,087

Total non-interest expenses	4,029	3,844	4,113	3,951	3,374	3,721	3,536

Income from continuing operations before losses from unconsolidated investees, income taxes and dividends on preferred securities subject to mandatory redemption	1,446	1,631	933	1,095	1,875	1,528	1,551
Losses from unconsolidated investees	34	34	36	36	105	105	104
Provision for income taxes	473	533	247	300	455	342	388
Dividends on preferred securities subject to mandatory redemption	22	22	40	40	47	47	45

Income from continuing operations	917	1,042	610	719	1,268	1,034	1,014
Discontinued operations(4):
Loss/(gain) from discontinued operations	20	20	18	18	(2)	(2)	2
Income tax (benefit)/provision	(8)	(8)	(7)	(7)	1	1	(2)

Loss/(gain) on discontinued operations	12	12	11	11	(1)	(1)	—

Net income	$905	$1,030	$599	$708	$1,269	$1,035	$1,014

Basic earnings per share(2):
Income from continuing operations	$0.85	$0.96	$0.57	$0.67	$1.18	$0.96	$0.94
Loss from discontinued operations	(0.01)	(0.01)	(0.01)	(0.01)	—	—	—

Basic EPS	$0.84	$0.95	$0.56	$0.66	$1.18	$0.96	$0.94

Diluted earnings per share(2):
Income from continuing operations	$0.83	$0.95	$0.56	$0.66	$1.15	$0.94	$0.92
Loss from discontinued operations	(0.01)	(0.01)	(0.01)	(0.01)	—	—	—

Diluted EPS	$0.82	$0.94	$0.55	$0.65	$1.15	$0.94	$0.92

Dividends to common shareholders	$0.23	$0.23	$0.23	$0.23	$0.23	$0.23	$0.23
Book value	$20.62	$20.73	$20.83	$21.04	$21.79	$21.79	$22.93
Stock price range(3)	$34.70-45.32	$34.70-45.32	$33.57-47.79	$33.57-47.79	$42.75-49.67	$42.75-49.67	$48.00-57.83

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MORGAN STANLEY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	2002 Fiscal Quarter(1)
	First	Second	Third	Fourth
	(dollars in millions, except share and per share data)
Total revenues	$8,543	$8,152	$8,158	$7,571
Interest expense	2,934	2,841	3,186	3,000
Provision for consumer loan losses	345	340	332	319

Net revenues	5,264	4,971	4,640	4,252

Total non-interest expenses	3,915	3,721	3,668	3,085

Income from continuing operations before losses from unconsolidated investees, income taxes and dividends on preferred securities subject to mandatory redemption	1,349	1,250	972	1,167
Losses from unconsolidated investees	11	11	13	42
Provision for income taxes	467	418	325	365
Dividends on preferred securities subject to mandatory redemption	22	22	21	22

Income from continuing operations	849	799	613	738
Discontinued operations(4):
Loss from discontinued operations	2	3	3	10
Income tax benefit	(1)	(1)	(1)	(4)

Loss on discontinued operations	1	2	2	6

Net income	$848	$797	$611	$732

Basic earnings per share(2):
Income from continuing operations	$0.78	$0.73	$0.57	$0.69
Loss from discontinued operations	—	—	—	(0.01)

Basic EPS	$0.78	$0.73	$0.57	$0.68

Diluted earnings per share(2):
Income from continuing operations	$0.76	$0.72	$0.55	$0.68
Loss from discontinued operations	—	—	—	(0.01)
Diluted EPS	$0.76	$0.72	$0.55	$0.67

Dividends to common shareholders	$0.23	$0.23	$0.23	$0.23
Book value	$18.97	$19.39	$19.59	$20.24
Stock price range(3)	$46.63-59.64	$44.64-57.88	$35.60-46.38	$29.31-46.40

(1)	Certain reclassifications have been made to previously reported quarterly amounts to conform to the current year’s presentation.
(2)	Summation of the quarters’ earnings per common share may not equal the annual amounts due to the averaging effect of the number of shares and share equivalents throughout the year.
(3)	Amounts represent the range of closing prices per share on the New York Stock Exchange for the periods indicated. The number of shareholders of record at November 30, 2003 approximated 133,000. The number of beneficial owners of common stock is believed to exceed this number.
(4)	See Note 26 for a discussion of discontinued operations.

Note 26. Discontinued Operations.

In the third quarter of fiscal 2004, the Company determined that certain of its aircraft were subject to probable sale and, accordingly, these aircraft have been designated as “held for sale” under SFAS No. 144. The revenues and expenses associated with these aircraft have been classified as discontinued operations for all periods presented. The (loss)/gain from discontinued operations for the fiscal years ended November 30, 2003, 2002 and 2001 was $(22) million, $(11) million and $4 million, respectively.

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